AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2004
                                               REGISTRATION NO. (333-        )

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________

                              CHEMED CORPORATION
                         (FORMERLY ROTO-ROOTER, INC.)
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                  7699                          31-0791746
(State or other jurisdiction of          (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)            Classification Code Number)          Identification No.)

                              2600 CHEMED CENTER
                             255 EAST FIFTH STREET
                         CINCINNATI, OHIO  45202-4726
                                (513) 762-6900
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                                NAOMI C. DALLOB
                         Vice President and Secretary
                              2600 Chemed Center
                             255 East Fifth Street
                         Cincinnati, Ohio  45202-4726
                                (513) 762-6900
      (Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

                             ____________________

                                   COPY TO:

                                THOMAS E. DUNN
                          Cravath, Swaine & Moore LLP
                      Worldwide Plaza, 825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000
                             ____________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective time of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ____________________




                        CALCULATION OF REGISTRATION FEE
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
   TITLE OF EACH CLASS OF        AMOUNT TO BE          PROPOSED MAXIMUM               PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED      OFFERING PRICE PER UNIT(1)     AGGREGATE OFFERING PRICE(1)     REGISTRATION FEE
---------------------------     --------------    --------------------------     ---------------------------     ----------------
8 3/4% Senior Notes due 2011     $150,000,000                100%                       $150,000,000                 $19,005

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
  SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, dated May 20, 2004



PROSPECTUS

                                 CHEMED CORPORATION
                            (FORMERLY ROTO-ROOTER, INC.)

                                 OFFER TO EXCHANGE

                 UP TO $150,000,000 PRINCIPAL AMOUNT OUTSTANDING OF
                            8 3/4% SENIOR NOTES DUE 2011

                                        FOR

            A LIKE PRINCIPAL AMOUNT OF NEW 8 3/4% SENIOR NOTES DUE 2011 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                   ______________



     We are offering to exchange registered new 8 3/4% Senior Notes due 2011 (the "New Notes") for all of our outstanding unregistered 8 3/4% Senior Notes due 2011 (the "Original Notes"). The New Notes will be free of the transfer restrictions that apply to our outstanding unregistered Original Notes that you currently hold, but will otherwise have substantially the same terms of such outstanding Original Notes. This offer will expire at 5:00 p.m., New York City time, on [ ], 2004, unless we extend it. The New Notes will not trade on any established exchange.

     Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for outstanding Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                ______________

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE TENDERING YOUR ORIGINAL NOTES IN THIS EXCHANGE OFFER.
                                ______________

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ______________

                         Prospectus dated            , 2004

                                ______________


                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

WHERE YOU CAN FIND MORE INFORMATION......................................i
INCORPORATION BY REFERENCE...............................................i
FORWARD-LOOKING STATEMENTS...............................................iv
SUMMARY..................................................................1
RISK FACTORS.............................................................10
THE EXCHANGE OFFER.......................................................15
USE OF PROCEEDS..........................................................24
RATIOS OF EARNINGS TO FIXED CHARGES......................................24
DESCRIPTION OF THE NEW NOTES.............................................25
EXCHANGE OFFER AND REGISTRATION RIGHTS...................................80
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..................83
PLAN OF DISTRIBUTION.....................................................84
BOOK-ENTRY; DELIVERY AND FORM............................................85
LEGAL MATTERS............................................................88
EXPERTS..................................................................88


                                ______________


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 with respect to the New Notes offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to that registration statement. For further information with respect to us and the New Notes, we refer you to the registration statement and its exhibits. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.chemed.com. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, phone
(212) 656-5060. Our capital stock is listed and traded on the New York Stock Exchange under the trading symbol "CHE." With the exception of the documents we file with the SEC, the information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

                          INCORPORATION BY REFERENCE

     We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference into this prospectus the documents listed below, as amended and supplemented, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time the exchange offer made hereby is completed; we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K:

o Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004;

o Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004; and

o Amended Current Report on Form 8-K/A filed on February 23, 2004, Current Report on Form 8-K filed on February 24, 2004, Current Report on Form 8-K filed on April 7, 2004 and Current Report on Form 8-K filed on May 18, 2004.

     Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

     You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                              Chemed Corporation
                            c/o Investor Relations
                              2600 Chemed Center
                             255 East Fifth Street
                         Cincinnati, Ohio  45202-4726
                 Telephone:  (800) 224-3622 or (513) 762-6463

     TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [ ], 2004. THE EXCHANGE OFFER CAN BE EXTENDED BY US IN OUR SOLE DISCRETION. SEE THE SECTION ENTITLED "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

                                  MARKET DATA

     The market data and certain industry forecasts contained or incorporated by reference in this prospectus are based on internal surveys, market research, publicly available information, industry publications or good faith estimates of our management. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed.
Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

                                  ______________

     "Chemed," "Roto-Rooter," "Service America" and "Vitas" are trademarks of Chemed Corporation. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally can be identified by use of statements that include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning, although not all forward-looking statements contain such words. Statements that describe our objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC and herein under the heading "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                    SUMMARY

     This summary highlights some of the information included in other parts of this prospectus and the documents we incorporate by reference herein. This summary may not contain all the information that may be important to you. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial data and related notes, and the documents incorporated by reference herein, before investing in New Notes. As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms "Chemed," "we," "the Company," "us" and "our" refer to Chemed Corporation together with its subsidiaries.

                                   BUSINESS

     We are involved in three lines of business: plumbing and drain cleaning services, heating/air-conditioning repair, and hospice care. We entered the hospice care business when we acquired the remaining 63% of Vitas Healthcare Corporation ("Vitas") that we did not previously own on February 24, 2004.

     We believe our Roto-Rooter business is the largest provider of plumbing and drain cleaning services in North America, providing repair and maintenance services to residential and commercial accounts. We operate through more than 100 company-owned branches and independent contractors and 500 franchisees. We offer services to more than 90% of the U.S. population and approximately 55% of the Canadian population. We also have licensed master franchisees in Australia, China, Indonesia, Japan, Mexico, the Philippines and the United Kingdom.

     Our Service America business provides residential and commercial appliance and heating/air-conditioning repair, maintenance and replacement services. Service America also sells air conditioning equipment and duct cleaning services.

     Vitas is the nation's largest provider of hospice services for patients with severe, life-limiting illnesses. This type of care is aimed at making the terminally ill patient's final days as comfortable and pain free as possible. Hospice care is typically available to patients who have been initially certified as terminally ill (i.e., a prognosis of six months or less).

     Vitas' hospice operations began in South Florida in 1978 and Vitas was incorporated as a for-profit corporation in 1983. Today, Vitas provides a comprehensive range of hospice services through 26 operating programs covering many of the large population areas in the U.S., including Florida, California, Texas and Illinois. Vitas has over 6,000 employees including approximately 2,400 nurses and 1,500 home health aides.

     We are a holding company and derive all of our operating income from our subsidiaries.

     The Company's name was Roto-Rooter, Inc. until May 17, 2004, when its name became Chemed Corporation.

                                  OUR ADDRESS

     Our executive offices are located at 225 E. Fifth Street, Cincinnati, Ohio 45202 and our telephone number is (513) 762-6900. Our website is located at http://www.chemed.com. The information on our website is not part of this prospectus.

                                    EXCHANGE OFFER



Background.....................On February 24, 2004, we completed a private placement of the Original Notes.
                               In connection with that private placement, we entered into a registration rights agreement in which we agreed, among other things, to complete an exchange offer.

The Exchange Offer.............We are offering to exchange our New Notes which have been registered under the
                               Securities Act of 1933 (the "Securities Act") for a like principal amount of our outstanding, unregistered Original Notes.

                               As of the date of this prospectus, $150,000,000 in aggregate principal amount of our Original Notes are outstanding.

Resale of New Notes............We believe that New Notes issued pursuant to the exchange offer in exchange for
                               Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the
                               Securities Act, provided that:

                               o  you are acquiring the New Notes in the ordinary course of your business;

                               o  you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of the New Notes;
                                  and

                               o  you are not our affiliate as defined under Rule 405 of the Securities Act.

                               Each participating broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Original Notes, where such Original Notes were acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New
                               Notes.  See "Plan of Distribution."

                               Any holder of Original Notes who:

                               o  is our affiliate;

                               o  does not acquire New Notes in the ordinary course of its business;

                               o  tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes; or

                               o  is a broker-dealer that acquired the Original Notes directly from us, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of New Notes.



Consequences If You
Do Not Exchange Your
Original Notes.................Original Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer.  You will not be able to offer or sell the Original Notes unless:

                               o  pursuant to an exemption from the requirements of the Securities Act;

                               o  the Original Notes are registered under the Securities Act; or

                               o  the transaction requires neither such an exemption nor registration.

                               After the exchange offer is closed, we will no longer have an obligation to register the Original Notes, except for some limited exceptions.  See "Risk Factors--Failure to Exchange Your Original Notes."

Expiration Date................5:00 p.m., New York City time, on [         ], 2004, unless we extend the exchange offer.

Certain Conditions to
the Exchange Offer.............The exchange offer is subject to certain customary conditions, which we may waive.

Special Procedures for
Beneficial Holders.............If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf.  If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your
                               Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder.  The transfer of registered ownership may take a considerable time.

Withdrawal Rights..............You may withdraw your tender of Original Notes at any time before the offer expires.

Accounting Treatment...........We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.  The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.  See "The
                               Exchange Offer--Accounting Treatment."

Certain Tax Consequences.......The exchange pursuant to the exchange offer generally should not be a taxable event for
                               U.S. Federal income tax purposes.



Use of Proceeds................We will not receive any proceeds from the exchange or the issuance of New Notes in connection with the exchange offer.

Exchange Agent.................LaSalle Bank National Association is serving as exchange agent with respect to the
                               New Notes in connection with the exchange offer.

                     SUMMARY DESCRIPTION OF THE NEW NOTES

     The New Notes have the same financial terms and covenants as the Original Notes, which are as follows below. For a more complete description of the New Notes, please refer to the section of this prospectus entitled "Description of the New Notes."


Issuer.........................Chemed Corporation.

New Notes Offered..............$150,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2011.

Maturity Date..................February 24, 2011.

Issue Price....................100% plus accrued interest, if any, from the issue date.

Interest.......................8-3/4% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2004.

Optional Redemption............On or after February 24, 2007, we may redeem some or all of the New Notes at the redemption prices listed in the "Description of the New Notes--Optional Redemption"
                               section of this prospectus, plus accrued but unpaid interest to the redemption date.

                               At any time prior to February 24, 2007, we may redeem all, but not less than all, the
                               New Notes at a redemption price equal to 100% of the principal amount plus a make-whole premium described in the "Description of the New Notes--Optional Redemption" section of this prospectus.

                               At any time prior to February 24, 2007, we may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of New Notes issued at a redemption price equal to 108.750% of the principal amount thereof, plus accrued but unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings of
                               Chemed, provided that:

                               (1)  at least 65% of the aggregate principal amount of New Notes issued remains outstanding immediately after the occurrence of that redemption; and

                               (2)  the redemption occurs within 60 days of the date of the closing of the equity offering.

                               In addition, to the extent that we have not redeemed up to 35% of the New Notes with the net cash proceeds of sales of our equity as described in the previous sentence, we may also use the net cash proceeds of a Qualifying Subsidiary Stock Sale to redeem such principal amount of New Notes on the same terms as provided above.  A Qualifying Subsidiary
                               Stock Sale is a sale of the capital stock of, at our option, either Vitas or



                               Roto-Rooter Management Company (but not both), provided such sale meets certain conditions.  See
                               "Description of the New Notes--Certain Definitions--Qualifying Subsidiary Stock Sale."

Change of Control..............If a Change of Control (as defined in "Description of the New Notes - Change of Control")
                               occurs, subject to certain conditions, we must offer to purchase the New Notes at a purchase price in cash equal to 101% of each New Note, plus accrued but unpaid interest to the redemption date.

Ranking........................The New Notes will rank:

                               o  equal in right of payment with our existing and future senior debt; and

                               o  senior in right of payment to our existing and future debt subordinated to the
                                  New Notes.

                               The New Notes will not be secured by our assets or those of any of our subsidiaries.
                               As a result, the New Notes will be effectively subordinated to our existing and future secured debt to the extent of the value of the collateral securing such debt.

                               The New Notes will not be guaranteed by any of our existing or future subsidiaries.
                               As a result, the New Notes will be effectively subordinated to the liabilities and preferred stock of our subsidiaries with respect to the assets and earnings of such subsidiaries.

                               As of March 31, 2004, we had approximately $335.6 million of indebtedness, of which
                               $170.0 million was secured indebtedness and $1.6 million was indebtedness of our subsidiaries.  At such date, our subsidiaries had total indebtedness and other liabilities of $294.0 million, including $170.0 million of guarantees of indebtedness under our senior secured credit facilities governed by the Credit Agreement dated February 24, 2004, among us, certain of our subsidiaries, and Bank One, NA, as Administrative Agent (the
                               "Credit Agreement"), which document is filed as an exhibit hereto and incorporated by reference herein, and $110,000,000 principal amount of our Floating Rate Senior
                               Secured Notes due 2010 (the "Floating Rate Notes") issued pursuant to the Indenture dated
                               February 24, 2004, among us, certain of our subsidiaries, and Wells Fargo Bank N.A., as
                               Trustee, which document is filed as an exhibit hereto and incorporated by reference herein.

Certain Covenants..............The indenture governing the New Notes contains covenants that, among other things, limit our and certain of our subsidiaries' ability to:



                               o  incur additional debt;

                               o  pay dividends, make redemptions and purchases of capital stock and make other restricted payments;

                               o  issue and sell capital stock of subsidiaries;

                               o  sell assets;

                               o  engage in transactions with affiliates;

                               o  restrict distributions from subsidiaries;

                               o  incur liens;

                               o  engage in businesses other than permitted businesses;

                               o  engage in sale/leaseback transactions; and

                               o  engage in mergers or consolidations.

                               All of these covenants are subject to a number of important exceptions and qualifications described under "Description of the New Notes & Certain Covenants."

Designation of
Subsidiaries as Unrestricted
Subsidiaries...................We have the right to designate Vitas and its subsidiaries or Roto-Rooter Management
                               Company and its subsidiaries (but not both) as unrestricted subsidiaries if certain conditions are met, including that we meet an adjusted leverage ratio excluding the indebtedness and EBITDA of the subsidiaries to be so designated.  We may also, in certain circumstances, sell the capital stock of Vitas or Roto-Rooter Management Company, or permit Vitas or Roto-Rooter Management Company to sell its capital stock, or distribute the capital stock of Roto-Rooter Management Company to our stockholders.  If we designate
                               Vitas and its subsidiaries or Roto-Rooter Management Company and its subsidiaries as unrestricted subsidiaries, they would not be required to comply with the restrictive covenants in the indenture governing the New Notes, except in very limited instances.
                               See "Risk Factors & Under the indenture for the New Notes, we may, in certain circumstances, designate either Vitas and its subsidiaries or Roto-Rooter Management
                               Company and its subsidiaries as unrestricted subsidiaries of ours, allowing them not to comply with many restrictive covenants contained in the indenture for the New Notes"
                               and "Description of the New Notes--Certain Covenants--Limitation on Designation of
                               Subsidiaries as Unrestricted Subsidiaries."




Exchange Offer and
Registration Rights............Under a registration rights agreement, we agreed to:

                               o  file a registration statement within 90 days after the issue date of the Original
                                  Notes enabling the holders of the Original Notes to exchange the Original Notes for publicly registered notes with substantially the same terms;

                               o  use our reasonable best efforts to cause the registration statement to become effective within 180 days after the issue date of the Original Notes;

                               o  use our reasonable best efforts to consummate the exchange offer by the earlier of
                                  210 days after the issue date of the Original Notes and 60 days after the registration statement becomes effective, subject to certain exceptions;

                               o  file a shelf registration statement for the resale of the Original Notes if we cannot effect an exchange offer within the time period listed above and in some other circumstances; and

                               o  if a shelf registration statement is required, use our reasonable best efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of two years from the date of the effectiveness of the shelf registration statement or the time when all the Original Notes covered by the shelf registration statement have been sold or when they may be sold pursuant to Rule 144 under the Securities Act, subject to certain exceptions.

                               See "Exchange Offer and Registration Rights."

Book-Entry; Delivery and Form..Initially, the New Notes will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.  See "Book-Entry; Delivery and Form."

Absence of a Public Market
for the New Notes..............There is no public trading market for the New Notes and we do not intend to apply for listing of the New Notes on any national securities exchange or for quotation of the
                               New Notes on any automated dealer quotation system.  See "Risk Factors--Risks Related to the New Notes--An active trading market may not develop for the New Notes, which could reduce their value."

                                 RISK FACTORS

     Prior to acquiring any of the New Notes or exchanging any of the Original Notes, you should consider carefully all the information contained and incorporated by reference in this prospectus and, in particular, should evaluate the specific factors under the section "Risk Factors" beginning on page 10.

                                 RISK FACTORS

     You should carefully consider the following risk factors and all the information and risk factors set forth in this prospectus and incorporated herein before deciding to acquire any of the New Notes or to exchange any of the Original Notes.

                        RISKS RELATED TO THE NEW NOTES


IF YOU FAIL TO EXCHANGE YOUR ORIGINAL NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.


     Original Notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Original Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer - Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such Original Notes and of a properly completed and duly executed letter of transmittal.

     Because we anticipate that most holders of Original Notes will elect to exchange such Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offer may be substantially limited. Any Original Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the Original Notes outstanding. Following the exchange offer, if you did not tender your Original Notes you generally will not have any further registration rights, and such Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. The Original Notes are currently eligible for sale pursuant to Rule 144A through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc. ("PORTAL").

THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT TO THE EXTENT OF THE VALUE OF THE COLLATERAL SECURING THAT DEBT.

     Although the New Notes will be our general obligations that rank equal in right of payment with all of our existing and future senior indebtedness, they will not be secured. Debt outstanding under our Credit Agreement and the Floating Rate Notes will be secured by a first priority security interest (subject to certain exceptions) in substantially all of our assets and, through secured guarantees, the assets of our subsidiaries. As of March 31, 2004, the total amount of our secured debt was $170.0 million excluding $43.6 million in revolving credit availability and $31.4 million in outstanding letters of credit. In addition, we may in the future incur additional debt which may be secured. Therefore, the New Notes will be effectively subordinated to all of our secured debt, including indebtedness under our Credit Agreement and the Floating Rate Notes, to the extent of the value of the collateral securing that debt. Because the New Notes will be unsecured obligations, your right of payment may be compromised if any of the following were to occur:

o a bankruptcy, liquidation, reorganization or other winding up involving us or any of our subsidiaries;

o a default in the payment under our Credit Agreement, the Floating Rate Notes or other secured debt; or

o an acceleration of any debt under our Credit Agreement, the Floating Rate Notes or other secured debt.

If any of these events were to occur, the holders of the secured debt could have the right to foreclose on their collateral. Upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the New Notes.

WE ARE A HOLDING COMPANY, AND WE MAY NOT HAVE ACCESS TO SUFFICIENT CASH TO MAKE PAYMENTS ON THE NEW NOTES. IN ADDITION, THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO THE LIABILITIES AND ANY PREFERRED STOCK OF OUR SUBSIDIARIES BECAUSE THEY WILL NOT BE GUARANTEED BY OUR SUBSIDIARIES.

     We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt and other obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the New Notes. Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may restrict payments from our subsidiaries to us. We cannot assure you that agreements governing current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments on the New Notes when due.

     In addition, the New Notes will not be guaranteed by our subsidiaries. Our Credit Agreement and the Floating Rate Notes will be guaranteed by our subsidiaries. The ability of the holders of the New Notes to participate in any distribution of assets of any of our subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary's creditors, including trade creditors, secured creditors and creditors holding indebtedness, preferred stock or guarantees issued by those subsidiaries, including guarantees under our Credit Agreement and the Floating Rate Notes. The New Notes, therefore, will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and preferred stock of our subsidiaries. As of March 31, 2004, our subsidiaries had total indebtedness and other liabilities of $294.0 million, including guarantees of indebtedness of $170.0 million, and no preferred stock outstanding.

UNDER THE INDENTURE FOR THE NEW NOTES, WE MAY, IN CERTAIN CIRCUMSTANCES, DESIGNATE EITHER VITAS AND ITS SUBSIDIARIES OR ROTO-ROOTER MANAGEMENT COMPANY AND ITS SUBSIDIARIES AS UNRESTRICTED SUBSIDIARIES OF OURS, ALLOWING THEM NOT TO COMPLY WITH MANY RESTRICTIVE COVENANTS CONTAINED IN SUCH INDENTURE.

     Under the indenture governing the New Notes, we may designate either Vitas and its subsidiaries or Roto-Rooter Management Company and its subsidiaries (but not both) as unrestricted subsidiaries of ours if certain conditions are met, including that we meet an adjusted leverage ratio excluding the indebtedness and EBITDA of the subsidiaries to be so designated. We may also, in certain circumstances, sell the capital stock of Vitas or Roto-Rooter Management Company, or permit Vitas or Roto-Rooter Management Company to sell its capital stock, or distribute the capital stock of Roto-Rooter Management Company to our stockholders. If we designate Vitas or Roto-Rooter Management Company and its respective subsidiaries as unrestricted subsidiaries, they would not be required to comply in general with the restrictive covenants in the indenture governing the New Notes, including the following:

o the limit on debt, which means that these subsidiaries could incur an unlimited amount of debt, provided such debt is non-recourse to us and our restricted subsidiaries;

o the limit on restricted payments, except with respect to dividends or distributions of the capital stock of Vitas by the Company;

o the limit on restrictions on distributions from restricted subsidiaries, which means that there could be restrictions, for example, in the agreements governing the debt of those subsidiaries that could restrict the ability of these subsidiaries to pay dividends to us;

o the limit on sales of assets and capital stock, except with respect to certain sales by us of capital stock of Vitas or its subsidiaries (but not including any subsequent sales by Vitas of its own capital stock);

o    the limit on transactions with affiliates;

o the limit of the sale or issuance of capital stock of restricted subsidiaries;

o    the limit on liens;

o    the limit on sale/leaseback transactions; and

o    the limit on mergers and consolidations.

     We cannot assure you that sufficient funds will be available to pay amounts due on the New Notes if Vitas or Roto-Rooter Management Company and its respective subsidiaries become unrestricted subsidiaries.

HOLDERS OF THE NEW NOTES WILL FACE ADDITIONAL RISKS THAN HOLDERS OF THE FLOATING RATE NOTES.

     Although the New Notes will each be our contractually senior obligations and will benefit from similar restrictive covenants, holders of the New Notes will face additional risks than holders of the Floating Rate Notes. For example:

o The New Notes will be structurally subordinated to the liabilities and preferred stock of our subsidiaries, whereas the Floating Rate Notes will be guaranteed on a senior, secured basis by our subsidiaries.

o The New Notes will have a maturity date that is one year longer than the Floating Rate Notes.

o The New Notes will be effectively subordinated to the extent of the value of the collateral securing borrowings under our Credit Agreement and the Floating Rate Notes and any other permitted secured indebtedness, whereas the Floating Rate Notes will be secured, subject to permitted liens, on a first priority basis with our Credit Agreement, subject to certain exceptions.

     liens, on a first priority basis with our Credit Agreement, subject to certain exceptions.

o Under the indenture for the New Notes, we are permitted if certain conditions are met to designate Vitas and its subsidiaries or Roto-Rooter Management Company and its subsidiaries as unrestricted subsidiaries, in which case they would not be subject to most of the restrictive covenants under such indenture, whereas the indenture for the Floating Rate Notes does not contain these provisions. In addition, under the New Notes, we will have a greater ability to sell the capital stock of Vitas or Roto-Rooter Management Company or make a distribution of capital stock of Roto-Rooter Management Company.

WE MAY BE UNABLE TO PURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL OR TO RAISE THE FUNDS NECESSARY TO FINANCE SUCH PURCHASES.

     Upon a change of control event, holders of the New Notes may require us to purchase the New Notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

     Our Credit Agreement provide that the occurrence of certain events that would constitute a change in control for the purposes of the indenture governing the New Notes will constitute a default under such facilities. Other future debt may contain prohibitions of events that would constitute a change in control or would require such debt to be repurchased upon a change in control. Moreover, the exercise by holders of New Notes of their right to require us to repurchase their New Notes could cause a default under our existing or future debt, even if the change in control itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of New Notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that we will be permitted to comply with the change of control or that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase New Notes in connection with a change in control would result in a default under the indentures governing the New Notes. Such a default may, in turn, constitute a default under future debt as well.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES, WHICH COULD REDUCE THEIR VALUE.

     There is no existing trading market for the New Notes. We do not intend to apply for listing of the New Notes on a securities exchange or for inclusion of the New Notes in any automated quotation system. The Original Notes currently trade in the PORTAL market. However, there can be no assurance that an active trading market will develop for the New Notes. If an active trading market does not develop or is not maintained, the market prices of the New Notes may decline and you may not be able to sell your New Notes.

UNDER UNITED STATES FEDERAL AND STATE FRAUDULENT TRANSFER OR CONVEYANCE STATUTES, A COURT COULD VOID OUR OBLIGATIONS OR TAKE OTHER ACTIONS DETRIMENTAL TO THE HOLDERS OF THE NEW NOTES.

     The issuance of the New Notes may be subject to review under U.S. bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws if a bankruptcy case or lawsuit is commenced by or against us or if a lawsuit is commenced against us by unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the Company issued the New Notes:

     (1) it issued the New Notes with the intent to delay, hinder or defraud present or future creditors; or

     (2) (a) it received less than reasonably equivalent value or fair consideration for issuing the New Notes; and

          (b)  at the time it issued the New Notes:

               (i) it was insolvent or rendered insolvent by reason of issuing the New Notes;

              (ii) it was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its businesses; or

             (iii) it intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured or became due;

then, in either case, a court of competent jurisdiction could (1) void, in whole or in part, the New Notes and direct the repayment of any amounts paid thereunder to our other creditors, (2) subordinate the New Notes to our other debt or (3) take other actions detrimental to the holders of the New Notes.

     The measure of insolvency will vary depending upon the law applied in the case. Generally, however, a person would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. An entity may be presumed to be insolvent if it is not paying its debts as they became due.

     We cannot predict:

     o what standard a court would apply in order to determine whether we were insolvent as of the date we issued the New Notes or that regardless of the method of valuation, a court would determine that we were insolvent on that date; or

     o whether a court would determine that the payments constituted fraudulent transfers or conveyances on other grounds.

     In addition, under U.S. federal bankruptcy law, if a bankruptcy case were initiated by or against us within 90 days after a payment by us with respect to the New Notes, if we were insolvent at the time of such payment, and if certain other conditions were met, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment to us for distribution to other creditors. Certain states have enacted similar insolvency statutes with varying periods and other provisions.

                              THE EXCHANGE OFFER


PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Original Notes, we entered into a registration rights agreement with the purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act.

     We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges Original Notes for New Notes in the exchange offer, generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.

     Any holder of the Original Notes using the exchange offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. A broker-dealer that acquired Original Notes directly from us, but not as a result of market-making activities or other trading activities must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the Original Notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $150,000,000 of New Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity.

     The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except that the New Notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The New Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $150,000,000 in aggregate principal amount of Original Notes are outstanding.

     In connection with the issuance of the Original Notes, we arranged for the Original Notes originally purchased by qualified institutional buyers under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Book-Entry, Delivery and Form," the New Notes will be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Book-Entry, Delivery and Form."

     Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

     We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

     If any tendered old Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder as quickly as possible after the expiration date.

     Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date for the exchange offer is 5:00 p.m., New York City time, on [ ], 2004, unless extended by us in our sole discretion (but in no event to a date later than [ ], 2004), in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We reserve the right, in our sole discretion:

     o to delay accepting any Original Notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

     o    to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

     If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Original Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Original Notes, if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

     o any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     o any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     o any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     o refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

     o extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Original Notes (see "- Withdrawal of Tenders" below); or

     o waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn.

PROCEDURES FOR TENDERING

     Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must

     o complete, sign and date the letter of transmittal, or a facsimile of it,

     o have the signatures guaranteed if required by the letter of transmittal, and

     o mail or otherwise deliver the letter of transmittal or the facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account. Although delivery of Original Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its address set forth under the caption "Exchange Agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     o    for the account of an eligible guarantor institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     o a commercial bank or trust company having an office or correspondent in the United States, or

     o    an "eligible guarantor institution."

     If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

     By tendering, each holder represents to us, among other things, that:

     o the New Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

     o neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

     o neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

     If the holder is a broker-dealer which will receive New Notes for its own account in exchange for Original Notes, it will acknowledge that it acquired such Original Notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its Original Notes and:

     o    whose Original Notes are not immediately available;

     o who cannot deliver the holder's Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     o who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if

     o    the tender is made through an eligible guarantor institution;

     o before the expiration date, the exchange agent receives from the eligible guarantor institution:

     o a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

     o    the name and address of the holder, and

     o the certificate number(s) of the Original Notes and the principal amount at maturity of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     o the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Original Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Original Notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     o specify the name of the person who deposited the Original Notes to be withdrawn,

     o identify the Original Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Original Notes),

     o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender, and

     o specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.


EXCHANGE AGENT

     LaSalle Bank National Association has been appointed as exchange agent for the New Notes. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to LaSalle Bank National Association, at its offices at 135 South LaSalle Street, Suite 1960, Chicago, IL 60603, Attention: Erik R. Benson. LaSalle Bank National Association's telephone number is (312) 904-2970 and facsimile number is (312) 904-2236.


FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

     Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

     o New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered, or

     o if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

     o if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER ORIGINAL NOTES IN THE EXCHANGE

     Issuance of the New Notes in exchange for the Original Notes under the exchange offer will be made only after timely receipt by the exchange agent of such Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registered rights under the registration rights agreement will terminate.

     In the event the exchange offer is completed, we will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:


     o the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

     o the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

     We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Original Notes could be adversely affected.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.


                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                     For the Years Ended December 31,
                                       -------------------------------------------------------------   For the Three Months Ended
                                                                                       2003                  March 31, 2004
                                                                            ------------------------   --------------------------
                                       1999     2000     2001      2002     Historical     Pro Forma     Historical    Pro Forma
                                       ----     ----     ----      ----     ----------     ---------   -------------   ----------

Ratio of Earnings to Fixed Charges     3.4x     3.7x      -        0.6x      1.1x           1.2x        0.1x            0.7x



     For purposes of computing the above ratios: (1) earnings consist of income/(loss) from continuing operations before income taxes plus fixed charges plus amortization of deferred financing costs less capitalized interest; and (2) fixed charges consist of interest expense (excluding amortization of deferred financing costs), the interest component of rent expense and capitalized interest. In the years ended December 31, 2001 and 2002, and the three months ended March 31, 2004 (historical and pro forma), our earnings were insufficient to cover fixed charges by $15,727,000, $2,403,000, $3,284,000 and $2,170,000, respectively.

                         DESCRIPTION OF THE NEW NOTES

     Definitions of certain terms used in this Description of the New Notes may be found under the heading "Certain Definitions." For purposes of this section, the term "Company" refers only to Chemed Corporation (or any successor thereto) and not to any of its Subsidiaries.

     The Company issued the Original Notes under an Indenture dated as of February 24, 2004 (the "Indenture"), between the Company and LaSalle Bank National Association, as trustee (the "Trustee"). The terms of the Original Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The New Notes will be issued under the same Indenture and will be identical in all material respects to the Original Notes, except that the New Notes will be registered under the Securities Act and will be free of any obligation regarding registration, including the payments of liquidated damages upon failure to file or have declared effective an exchange offer registration statements or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, the following description applies equally to the New Notes and the Original Notes.

     The Indenture contains provisions which define your rights under the New Notes. In addition, the Indenture governs the obligations of the Company regarding the New Notes. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

     The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE NEW NOTES

     The New Notes:

     o    will be general unsecured obligations of the Company;

     o will rank equally in right of payment with all existing and future Senior Indebtedness of the Company;

     o will be senior in right of payment to all existing and future Subordinated Obligations of the Company;

     o will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries, including Indebtedness under the Credit Agreement and the Floating Rate Notes, to the extent of the value of the assets securing such Indebtedness; and

     o will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company.

PRINCIPAL, MATURITY AND INTEREST

     We will initially issue New Notes in an aggregate principal amount of $150.0 million. The New Notes will mature on February 24, 2011. We will issue the New Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     Each New Note we issue will bear interest at a rate of 8 3/4% per annum beginning on February 24, 2004, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year (each an "Interest Payment Date"). We will begin paying interest to Holders on August 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     We will also pay additional interest on the Original Notes to holders of the Original Notes if we fail to file a registration statement relating to the New Notes or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. These provisions are more fully explained under the heading "Exchange and Registration Rights Agreement." References to "interest" in this description include any such additional interest.

INDENTURE MAY BE USED FOR FUTURE ISSUANCES

     We may issue up to $150.0 million aggregate principal amount of additional New Notes having identical terms and conditions to the New Notes we are currently offering (the "Additional New Notes"). We will only be permitted to issue such Additional New Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture and any other agreements governing the Company's debt, such as the Credit Agreement and the indenture governing the Floating Rate Notes. Any Additional Notes will be part of the same issue as the New Notes that we are currently offering and will vote on all matters with such New Notes.

PAYING AGENT AND REGISTRAR

     We will pay the principal of, premium, if any and interest on the New Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

     Holders may exchange or transfer their New Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of New Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraphs, we may not redeem the New Notes prior to February 24, 2007. After this date, we may redeem the New Notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment
Date), if redeemed during the 12-month period commencing on February 24 of the years set forth below:

                                                Redemption
                Year                               Price
                ----                            ----------

                2007                            104.375%
                2008                            102.917%
                2009                            101.458%
                2010 AND THEREAFTER             100.000%

     In addition, prior to February 24, 2007, we may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of Additional New Notes), on not less than 30 nor more than 60 days' prior notice, with the Net Cash Proceeds of one or more Equity Offerings by the Company or Qualifying Subsidiary Stock Sales, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption:

     (1) at least 65% of the original aggregate principal amount of the New Notes (calculated giving effect to any issuance of Additional New Notes) remains outstanding; and

     (2) any such redemption by the Company must be made within 60 days of such Equity Offering or Qualifying Subsidiary Stock Sale and must be made in accordance with certain procedures set forth in the Indenture.

     In addition, prior to February 24, 2007, the Company may redeem all, but not less than all, the New Notes, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Any notice to Holders of such redemption must include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

     "Applicable Premium" means, with respect to any New Note on any redemption date, the excess (but not less than zero) of (i) the present value at such redemption date of all remaining scheduled payments of interest (excluding accrued interest) and principal on such New Note (discounted at the equivalent of the on Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of such New Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to February 24, 2007, provided, however, that if the average life to February 24, 2007 of the New Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to February 24, 2007, of the New Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     Any notice of an optional redemption may provide that the redemption will be subject to specified conditions, provided, that such conditions are not solely within our control, such as the consummation of other transactions.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the New Notes. However, under certain circumstances, we may be required to offer to purchase New Notes as described under the captions "Change of Control" and "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase New Notes in the open market or otherwise.

SELECTION

     If we partially redeem New Notes, the Trustee will select the New Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no New Note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any New Note in part only, the notice of redemption relating to such New Note shall state the portion of the principal amount thereof to be redeemed. A New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original New Note. On and after the redemption date, interest will cease to accrue on New Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and any premium on, the New Notes to be redeemed.

RANKING

     The New Notes will be unsecured Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The New Notes will be effectively subordinated to any Secured Indebtedness of the Company, including Indebtedness under the Credit Agreement and the Floating Rate Notes, to the extent of the value of the assets securing such Indebtedness.

     As of March 31, 2004, the Company had $320.0 million of Senior Indebtedness, of which $170.0 million was Secured Indebtedness (exclusive of unused commitments of $43.6 million and $31.4 million in outstanding letters of credit under the Credit Agreement). The Indebtedness under the Credit Agreement and the Floating Rate Notes represented all of such Secured Indebtedness. The foregoing amounts do not include Indebtedness of Subsidiaries of the Company.

     The New Notes will not be guaranteed by our Subsidiaries. We currently conduct all our operations through our Subsidiaries. Creditors of such Subsidiaries, including trade creditors, and preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Company's creditors, including Holders. The Indebtedness under the Credit Agreement and the Floating Rate Notes are guaranteed by all our Domestic Subsidiaries other than VNF and Chemed Capital Trust. The New Notes, therefore, will be effectively subordinated to the claims of creditors, including the holders of Indebtedness under the Credit Agreement and the Floating Rate Notes, as well as trade creditors and preferred stockholders (if any) of the Company's Subsidiaries. As of and for the twelve months ended March 31, 2004, after eliminating intercompany activity, our Subsidiaries:

          o had total liabilities of approximately $124.0 million, including Trade Payables but excluding the guarantees of Indebtedness under the Credit Agreement and the Floating Rate Notes,

          o    had approximately 89% of the Company's Consolidated assets; and

          o generated approximately 100% of the Company's Consolidated revenues and 100% of its EBITDA.

Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of preferred stock of our Subsidiaries, such limitation is subject to a number of significant qualifications. See "Certain Covenants--Limitation on Indebtedness."

     We will have the right if certain conditions are met to designate either VHC and its Subsidiaries, or RRM and its Subsidiaries, as Unrestricted Subsidiaries. Such a designation would result in such Subsidiaries no longer being subject to the restrictive covenants of the Indenture in practically all respects. One of these conditions is that our Adjusted Consolidated Leverage Ratio, which is our Consolidated Leverage Ratio excluding the Indebtedness and EBITDA of the Subsidiaries to be designated as Unrestricted Subsidiaries, be not more than 5.0 to 1 with respect to our ability to designate VHC and its Subsidiaries as Unrestricted Subsidiaries and 4.0 to 1 with respect to our ability to designate RRM and its Subsidiaries as Unrestricted Subsidiaries. As of and for the twelve months ended March 31, 2004, we had an Adjusted Consolidated Leverage Ratio of 12.7 to 1 (excluding VHC and its Subsidiaries) and of 9.1 to 1 (excluding RRM and its Subsidiaries). See "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries."

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to purchase all or any part of such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the New Notes pursuant to this section in the event that it has exercised its right to redeem all the New Notes under the terms of the section titled "Optional Redemption":

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

     (2) the Company ceasing to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, the Company shall be deemed to have "beneficial ownership" of all shares that the Company or any Restricted Subsidiary has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Vitas; or

     (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the applicable board of directors then in office;

     (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

     (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, transfer, conveyance or other disposition of all or substantially all the assets of the Company, to another Person and, in the case of any such merger or consolidation, other than a transaction following which holders of securities that represented 100% of the Voting Stock of the Company outstanding immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

     (2) the circumstances and relevant facts and financial information regarding such Change of Control;

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions, determined by the Company, consistent with this covenant, that a Holder must follow in order to have its New Notes purchased.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company, the Placement Agent and the initial holders of the New Notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure, credit worthiness or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "Certain Covenants - Limitation on Indebtedness", "- Limitation on Liens" and "- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Upon the occurrence of a Change of Control, the Company would also be required, under the terms of the Floating Rate Notes, to offer to repurchase the Floating Rate Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the New Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Company's obligation to make an offer to purchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the New Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of the Company. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase such New Notes as a result of a sale, lease or transfer of less than all of the assets of the Company may be uncertain.

CERTAIN COVENANTS

     The Indenture will contain covenants applicable to the Company and certain of its Subsidiaries including, among others, those described below.

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Leverage Ratio would be no greater than (i), prior to any designation of the Specified Subsidiary Group as Unrestricted Subsidiaries,
(x) 5.75 to 1, if such Incurrence occurs on or prior to December 31, 2004 and
(y) 5.5 to 1, if such Incurrence occurs after December 31, 2004 and (ii) on or following any designation of the Specified Subsidiary Group as Unrestricted Subsidiaries, (x) 5.0 to 1, if the Specified Subsidiary is VHC and (y) 4.0 to 1, if the Specified Subsidiary is RRM.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $135.0 million less the aggregate amount of all Net Available Cash applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under the Credit Agreement pursuant to clause (A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" solely to the extent the corresponding commitments relating to such Indebtedness are permanently reduced;

     (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the New Notes;

     (3) Indebtedness represented by (A) the New Notes (not including any Additional New Notes) and any Exchange Notes and (B) the Floating Rate Notes and the Guarantees of the Floating Rate Notes by Subsidiaries of the Company (but not including any additional Floating

          Rate Notes but including any exchange notes under the indenture for the Floating Rate Notes);

     (4) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clauses (1), (2) or (3) above);

     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, either (x) the Company would have been able to incur $1.00 of additional indebtedness pursuant to the foregoing paragraph (a) after giving effect to such acquisition or (y) the Consolidated Leverage Ratio after giving effect to such acquisition and any related transactions would be no greater than the Consolidated Leverage Ratio as of such date without giving effect to such acquisition and any related transactions;

     (6) Refinancing Indebtedness in respect of any Indebtedness Incurred pursuant to paragraph (a) or clause (3), (4), this clause (6) or clause (9) of this paragraph (b);

     (7) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (8) Purchase Money Indebtedness, mortgage financings and Capitalized Lease Obligations in an aggregate principal amount not in excess of $3.0 million at any time outstanding;

     (9) Indebtedness Incurred at a Restricted Subsidiary, to the extent the proceeds of such Indebtedness are used to repay Indebtedness under the Credit Agreement and/or the Floating Rate Notes;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

     (11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

     (12) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business; or

     (13) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $5.0 million.

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the New Notes to at least the same extent as such Subordinated Obligations.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

     (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause
          (1) of paragraph (b) above,

     (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

     (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     (e) In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt (or issue any shares of Disqualified Stock that is either mandatorily redeemable by the Company or convertible or exchangeable for Indebtedness other than Non-Recourse Debt). If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this clause (e), the Company shall be in Default of this covenant).

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

     (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

     (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

     (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

     (4) make any Investment (other than a Permitted Investment) in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment described in clauses (1) through (4) above being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default will have occurred and be continuing (or would result therefrom);

          (B) after giving effect, on a pro forma basis, to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, shall be the Fair Market Value of the property or other non-cash assets that constitute such Restricted Payment) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (iii) the amount by which Indebtedness of the Company or its
                    Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (iv) an amount equal to the sum of (x) the net reduction in any
                    Investments (excluding Permitted Investments, except as provided in the next sentence) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, net cash proceeds realized on the sale of such Investment and net cash proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary if such Unrestricted Subsidiary is designated a Restricted Subsidiary, with such Fair Market Value measured at the time of any such designation; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments, except as provided in the next sentence) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and included in the calculation of the amount of Restricted Payments.

After any designation of the Specified Subsidiary Group as Unrestricted Subsidiaries in accordance with the covenant described under "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries," the remaining Investment of the Company and its Restricted Subsidiaries in the Specified Subsidiary Group shall be included in the calculation of the amount available for Restricted Payments as provided in clause (C) above as if it were not a Permitted Investment; provided, that, if RRM is the Specified Subsidiary, such inclusion shall only be made if at the time of such designation the amount available for Restricted Payments under clause (C) above is greater than zero, in which case the amount otherwise available for Restricted Payments shall be reduced by the amount of such Investment but not below zero. For the avoidance of doubt, the inclusion of the Investment in the Specified Subsidiary Group after designation of the Specified Subsidiary Group as Unrestricted Subsidiaries shall not be taken into account in determining whether the Company is permitted to designate such Subsidiaries as Unrestricted Subsidiaries under the covenant described under "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries."

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

          (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

          (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

     (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "--Limitation on Indebtedness"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

     (5) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2.0 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

     (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options and repurchases of Capital Stock of Subsidiaries consisting of directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

     (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

     (8) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under "--Limitation on Indebtedness; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment;

     (9) a Qualifying Subsidiary Stock Distribution to the extent permitted by the covenant described under "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries"; provided, however, that the amount of such distribution shall not be included in the calculation of the amount of Restricted Payments;

     (10) the payment of cash dividends on the Capital Stock of the Company in an amount not to exceed (x) $0.48 per share per fiscal year and (y) $7.0 million in the aggregate for such dividends in any fiscal year; provided that, after a designation of the Specified Subsidiary Group as Unrestricted Subsidiaries, no such dividend shall be declared or paid unless, for the most recently ended four full fiscal quarters for which internal financial statements are available preceding the date of declaration of any such dividend or distribution after giving effect to such dividend or distribution as a fixed charge on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Consolidated Fixed Charge Coverage Ratio of at least 1.35 to 1; provided further that if (x) the Specified Subsidiary is VHC,
          (y) the Specified Subsidiary Group has been designated as Unrestricted Subsidiaries and (z) the Company may not otherwise pay such dividends because of a failure to satisfy the Consolidated Fixed Charge Coverage Ratio described in the preceding proviso, the Company may pay cash dividends from cash proceeds of a Qualifying Subsidiary Stock Sale, in an amount not to exceed $7.0 million; and provided further that dividends paid under this clause (10) shall be included in the amount of Restricted Payments;

          (11) the payment of scheduled, quarterly cash dividends on the Chemed Preferred Securities declared on or prior to December 31, 2004 in an amount not to exceed $2.00 per share per year, and the redemption of the Chemed Preferred Securities and the Subordinated Chemed Debentures at the applicable scheduled redemption prices on or prior to December 31, 2004; provided that such dividends and redemption amounts shall not be included in the amount of Restricted Payments;

          (12) dividends or distributions of Capital Stock subject to the Closing Date Stock Award Plan, so long as the aggregate amount of such dividends or distributions made pursuant to this clause 12 does not exceed $2.8 million; provided, that such dividends or distributions shall be excluded in the amount of Restricted Payments; and

          (13) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

          (2)  make any loans or advances to the Company; or

          (3)  transfer any of its property or assets to the Company, except:

               (A)  with respect to clauses (1), (2) or (3):

                    (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

                    (ii) any encumbrance or restriction with respect to a
                         Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                    (iii) any encumbrance or restriction pursuant to an
                         agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause
                         (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially more disadvantageous to the Holders than the encumbrances and restrictions contained in such predecessor agreements (as determined by the Company in good faith);

                    (iv) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to clause
                         (b)(9) of the covenant described under "--Limitation on Indebtedness" or any agreement pursuant to which such Indebtedness was Incurred; provided, however, that the encumbrances and restrictions contained in such Indebtedness, taken as a whole, are not materially more disadvantageous to the holders of the New Notes than the encumbrances and restrictions contained in the agreements for the Indebtedness being repaid (as determined by the Company in good faith);

                    (v) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into in connection with the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or in addition, in the case of the Specified Subsidiary Group, any encumbrance or restriction imposed pursuant to a purchase and sale, underwriting or other disposition agreement in connection with a Qualifying Subsidiary Stock Sale or Qualifying Subsidiary Stock Distribution; provided that in any such case such encumbrance or restriction is in effect only for the period pending the closing of such sale, disposition or distribution; and

               (B)  in the case of clause (3), any encumbrance or restriction

                    (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

                    (ii) contained in security agreements securing
                         Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in

               Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase New Notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that if the Company so elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the New Notes and other Senior Indebtedness of the Company; and

          (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

          provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with the preceding paragraph of this covenant except to the extent that the aggregate Net Available Cash from Asset Dispositions that is not otherwise applied in accordance with the preceding paragraph exceeds (i) $25.0 million, in the case of Net Available Cash that constitutes Net Cash Proceeds from Qualifying Subsidiary Stock Sales (not including the initial Qualifying Subsidiary Stock Sale) or (ii) $5.0 million, in the case of Net Available Cash from all other Asset Dispositions.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          o the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and

          o securities received by the Company or any Restricted Subsidiary from the transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of New Notes pursuant to clause (a)(3)(C) of this covenant, the Company will be required (i) to purchase New Notes tendered pursuant to an offer by the Company for the New Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of New Notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the New Notes (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for New Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $5.0 million for any particular Asset Disposition or related series of Asset Dispositions (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms that:

     (1) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

          (A)  are set forth in writing, and

          (B) have been approved by a majority of the members of the Board of Directors and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

     (3) in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arms length transaction with a Person who is not an Affiliate.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any Investment or other Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments,"

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

          (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

          (4) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries and consistent with prudent practices and applicable law, not to exceed $2.0 million outstanding at any one time,

          (5) the payment of reasonable and customary fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business,

          (6) any transaction with a Restricted Subsidiary which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in, or otherwise controls, such Restricted Subsidiary,

          (7) transactions reasonably contemplated by any Customary Transition Agreement,

          (8)  the Transactions, or

          (9) the making of severance payments to directors, officers or employees of Vitas that are required pursuant to arrangements in effect prior to the date that the Company acquired Vitas, in an aggregate amount not to exceed $14.5 million (which arrangements may be modified so long as such aggregate amount is not exceeded).

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock (other than directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business) to any Person (other than the Company or a Wholly Owned Subsidiary), except, in each case, with respect to dispositions in connection with a Qualifying Subsidiary Stock Sale or Qualifying Subsidiary Stock Distribution; provided, however, that the foregoing shall not prohibit any such issuance, sale or disposition if:

     (1) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

     (2) immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant as of the effective date of the applicable transaction).

     The proceeds of any sale of such Capital Stock permitted under clause (1) or (2) above will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

     For avoidance of doubt, the Company will not be permitted to issue, directly or indirectly, any of its Capital Stock that is exchangeable or convertible, with or without conditions, into any Capital Stock of any Restricted Subsidiary without complying with this covenant.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary, but excluding Capital Stock of an Unrestricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the New Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the New Notes pursuant to the foregoing sentence shall provide by its terms that such Lien will be automatically and unconditionally released upon the release and discharge of the Initial Lien.

     SEC Reports. Whether or not required by the SEC's rules and regulations, so long as any New Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company was required to file such reports; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the SEC's rules and regulations applicable to such reports, and each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. The Company's reporting obligations with respect to clauses (1) and (2) above shall be deemed satisfied in the event the Company files these reports with the SEC on EDGAR.

     If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless be required to continue to file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the sole purpose of causing the SEC not to accept any such filings (it being understood and agreed that, if the Company is entitled to suspend its reporting obligations under the Exchange Act, the Company shall not be prevented from making any filings necessary to suspend such obligations). If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company was required to file those reports with the SEC.

     In addition, the Company agrees that, for so long as any New Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1)  the Company or such Restricted Subsidiary would be entitled to:

          (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and

          (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the New Notes pursuant to the covenant described under "Limitation on Liens",

     (2) the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and

     (3) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "Limitation on Sale of Assets and Subsidiary Stock."

     Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries.
(a) Except as set forth below, the Company shall not designate any Subsidiary as an Unrestricted Subsidiary at any time; provided, however, that the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if:

     (1) such Subsidiary and its Subsidiaries do not own any Capital Stock or Indebtedness of, and do not own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, and either:

       (2)   (A)    with respect to the Specified Subsidiary Group, such
                    designation is permitted under clause (b) below; or

             (B) with respect to any other Subsidiary, the Subsidiary to be so designated has total Consolidated assets of $1,000 or less, or if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Certain Covenants - Limitation on Restricted Payments", with the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and either reducing the amount available for Restricted Payments under the first paragraph of clause (a)(4)(c)(iv) of the covenant described above under the caption "- Limitation on Restricted Payments" or reducing the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine.

     (b) (1) The Company may designate all Subsidiaries that constitute part of the Specified Subsidiary Group as Unrestricted Subsidiaries for all purposes under the Indenture except as set forth below in clause (b)(2) below at any time after or in connection with a Qualifying Subsidiary Stock Sale or a Qualifying Subsidiary Stock Distribution if at such time, after giving effect thereto and to any transactions (including any refinancings of Indebtedness) occurring concurrently with such designation, the criteria in clause (a)(1) above is satisfied and the following additional conditions are met:

          (A)  the Adjusted Consolidated Leverage Ratio shall be not more than
               (x) 5.0 to 1 if the Specified Subsidiary is VHC and (y) 4.0 to 1 if the Specified Subsidiary is RRM;

          (B)  no Default has occurred and is continuing;

          (C) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non- Recourse Debt;

          (D) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

          (E) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (i)  to subscribe for additional Capital Stock of such Person;
                    or

               (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (F) on the date such Subsidiary is designated an Unrestricted Subsidiary any agreement or transaction between such Subsidiary and the Company or any Restricted Subsidiary is permitted under the covenant described under "--Limitation on Transactions with Affiliates."

     For the avoidance of doubt, the designation of the Specified Subsidiary Group as Unrestricted Subsidiaries shall not require compliance with the covenant described under "--Limitation on Restricted Payments" with respect to the Investment of the Company and its Restricted Subsidiaries in the Specified Subsidiary Group at the time of designation, but such Investment shall be included in the calculation of the amount available for Restricted Payments thereafter as provided in such covenant.

     (2) The Company shall not be entitled to revoke the designation of the Specified Subsidiary Group as Unrestricted Subsidiaries after its effectiveness. Immediately upon the effectiveness of such designation and for all purposes thereafter under the Indenture, the covenants, events of defaults and other terms of the Indenture applicable to the Restricted Subsidiaries of the Company will not apply to the Specified Subsidiary Group except as follows:

          (A) the covenant described under "--Limitations on Restricted Payments" will continue to apply to the making by the Company or any Restricted Subsidiary of any dividend, distribution or any similar payment to the holders of its Capital Stock that is payable in the Capital Stock of VHC, and

          (B) the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" will continue to apply, to the extent provided therein, to any Asset Disposition by the Company or any Restricted Subsidiary of any Capital Stock of VHC or its Subsidiaries.

     (c) The Company shall have the right, on one occasion at any time, to designate either (but not both) of VHC or RRM as the "Specified Subsidiary." Such designation shall be made by action of the Board of Directors and shall be effective upon notification in writing to the Trustee. The designation of VHC or RRM as the Specified Subsidiary may be made at any time prior to designating the Specified Subsidiary Group as Unrestricted Subsidiaries, and it shall not obligate the Company thereafter to designate the Specified Subsidiary Group as Unrestricted Subsidiaries; provided that the designation of the Specified Subsidiary shall be irrevocable and must be made prior to or concurrently with the designation of the Specified Subsidiary Group as Unrestricted Subsidiaries.

     (d) The Board of Directors may designate any Unrestricted Subsidiary (other than a member of the Specified Subsidiary Group that has been designated an Unrestricted Subsidiary) to be a Restricted Subsidiary; provided, however, that:

     (x) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under "--Limitation on Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

     (y) immediately after giving effect to such designation, no Default shall have occurred and be continuing.

     (e) Any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, any designation of the Specified Subsidiary, and any designation of the Specified Subsidiary Group as Unrestricted Subsidiaries shall be made by the Board of Directors, shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions, and shall be effective upon such filing.

COVENANT TO OBTAIN RATINGS

     As promptly as reasonably practicable after the Closing Date, the Company will use its reasonable efforts to obtain a rating of the New Notes from either Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc.

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the New Notes and the Indenture;

     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness";

     (4) immediately after giving pro forma effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction (or, in the event that, concurrently with such merger or consolidation, the Specified Subsidiary Group is designated as Unrestricted Subsidiaries in accordance with and subject to the conditions set forth under "Certain Covenants--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries", the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company, excluding the Specified Subsidiary Group, immediately prior to such transaction); and

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the New Notes.

     Notwithstanding the foregoing:

          (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; and

          (C) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company and its Restricted Subsidiaries.

DEFAULTS

     Each of the following is an Event of Default:

     (1) a default in any payment of interest on any New Note when due and payable continued for 30 days,

     (2) a default in the payment of principal of or any premium on any New Note when due and payable at its Stated Maturity, upon optional redemption, upon declaration or acceleration or otherwise or a failure to repurchase New Notes when required pursuant to the Indenture or the New Notes,

     (3) the failure by the Company or any Restricted Subsidiary to comply with its obligations under the covenant described under "Merger and Consolidation" above,

     (4) a failure by the Company to comply, in any material respect, for 60 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (other than a failure to purchase the New Notes),

     (5) the Company fails to comply with any covenant set forth in the New Notes or described under "Certain Covenants" above (other than under clause (1), (2), (3) or (4)) and such failure continues for 90 days after the notice specified below,

     (6) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

     (7) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time, or

     (8) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Company or any Significant Subsidiary if:

          (A) an enforcement proceeding thereon is commenced by any creditor or

          (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision").

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clause (4), (5) or (6) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding New Notes notify the Company and the Trustee of the default and the Company does not cure such default within the time specified in clause (4), (5) or (6) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding New Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the New Notes to be due and payable. Upon such a declaration, such principal, interest and any premium will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest and any premium on all the New Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the New Notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

     (2) Holders of at least 25% in principal amount of the outstanding New Notes have requested the Trustee in writing to pursue the remedy,

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

     (5) the Holders of a majority in principal amount of the outstanding New Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding New Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any New Note (including payments pursuant to the redemption provisions of such New
Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture or the New Notes may be amended with the written consent of the Holders of a majority in principal amount of the New Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each Holder of an outstanding New Note affected, no amendment may, among other things:

     (1) reduce the amount of New Notes whose Holders must consent to an amendment,

     (2) reduce the rate of or extend the time for payment of interest on any New Note,

     (3)  reduce the principal of or extend the Stated Maturity of any New
          Note,

     (4) reduce the premium payable upon the redemption of any New Note or change the time at which any New Note may be redeemed as described under "Optional Redemption" above,

     (5) make any New Note payable in money other than that stated in the New Note,

     (6) impair the right of any Holder to receive payment of principal of and interest or any premium on such Holder's New Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's New Notes,

     (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, or

     (8) waive any default or event of default in the payment of principal of or interest or any premium on any New Note.

     Without the consent of any Holder, the Company and the Trustee may amend the Indenture to:

     o    cure any ambiguity, omission, defect or inconsistency,

     o provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

     o provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided, however, that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in Section 163(f)(2)(B) of the Code),

     o    add Guarantees with respect to the New Notes,

     o    secure the New Notes,

     o add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

     o make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture,

     o    provide for the issuance of the Exchange Notes or Additional New
          Notes or

     o comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

     After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Holder will be able to transfer or exchange New Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any New Note selected for redemption or to transfer or exchange any New Note for a period of 15 days prior to a selection of New Notes to be redeemed. The New Notes will be issued in registered form and the Holder will be treated as the owner of such New Note for all purposes.

DEFEASANCE

     The Company may at any time terminate all its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes.

     In addition, the Company may at any time terminate:

     (1)  its obligations under the covenants described under "Certain
          Covenants,"

     (2) the operation of the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (3) and (4) under the first paragraph of "Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5),
(6) (with respect only to Significant Subsidiaries), (6), (7) and (8) under "Defaults" above or because of the failure of the Company to comply with clause (3) or (4) under the first paragraph of "Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the New Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Trustee under the Indenture shall be appointed by the Company as Registrar and Paying Agent with regard to the New Notes.

GOVERNING LAW

     The Indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     "Additional Assets" means:

     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

     "Adjusted Consolidated Leverage Ratio" as of any date of determination means the Consolidated Leverage Ratio, calculated on a pro forma basis after giving effect to the designation of the Specified Subsidiary Group as Unrestricted Subsidiaries (including for purposes of calculating Consolidated Indebtedness and EBITDA) and to any sales of Capital Stock, refinancings of Indebtedness or other transactions consummated concurrently with such designation.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants-- Limitation on Transactions with Affiliates" and "Certain Covenants-- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary)

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

     (3) any other assets of the Company or any Restricted Subsidiary (other than Capital Stock of Unrestricted Subsidiaries) outside of the ordinary course of business of the Company or such Restricted Subsidiary

     (4)  other than, in the case of (1), (2) and (3) above,

          (A) disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

          (B) a disposition of directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary,

          (C) a disposition of Capital Stock of the Specified Subsidiary pursuant to a Qualifying Subsidiary Stock Sale or Qualifying Subsidiary Stock Distribution if (x) the Net Cash Proceeds thereof are used to redeem New Notes pursuant to the second paragraph of "Optional Redemption" or (y) the Specified Subsidiary Group is then or has been designated as Unrestricted Subsidiaries in accordance with the covenant described under "Certain Covenants--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries"; provided that, notwithstanding the foregoing, if VHC is the Specified Subsidiary, any sale of Capital Stock of VHC following an initial Qualifying Subsidiary Stock Sale shall constitute an Asset Disposition to the extent that the aggregate Net Cash Proceeds of all such sales of Capital Stock of VHC (following such initial sale) exceed $25.0 million, unless at such time (x) the Company owns less than 50% of the Voting Stock of VHC or (y) the Company would own less than 50% of the Voting Stock as a result of such sale and the provisions set forth under "Change of Control" are complied with,

          (D) for purposes of the provisions described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "Certain Covenants--Limitation on Restricted Payments", and

          (E) a disposition of assets with a Fair Market Value of less than $100,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the New Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (2)  the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries prepared in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Chemed Capital Trust" means Chemed Capital Trust, a Delaware statutory business trust.

     "Chemed Preferred Securities" means the convertible trust preferred securities of Chemed Capital Trust issued in exchange for shares of Company capital stock pursuant to an exchange offer completed on February 1, 2000. As of May 18, 2004, no Chemed Preferred Securities were outstanding.

     "Closing Date" means the date of the Indenture.

     "Closing Date Stock Award Plan" means the Company's employee stock award plan in existence on the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Company and its Consolidated Restricted Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Current Maturities" means, with reference to any period, all payments of principal due within twelve (12) calendar months on and after the last day of such period with respect to all Consolidated Indebtedness of the Company.

     "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (i) EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense plus Consolidated Current Maturities during such period plus cash dividends paid on the equity interests of the Company during such period plus expenses for taxes paid or taxes accrued during such period, all calculated for the Company and its Consolidated Restricted Subsidiaries on a consolidated basis.

     "Consolidated Indebtedness" means, as of any date of determination, the total Indebtedness of the Company and its Consolidated Restricted
Subsidiaries, without duplication, other than, at any time prior to January 1, 2005, the Trust Securities.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

     (2) amortization of debt discount and debt issuance costs, provided that the fees paid by the Company to the lenders under the Credit Agreement and to the placement agent in connection with the offering and sale, on the Closing Date, of the New Notes and the Floating Rate Notes shall not be included,

     (3)  capitalized interest,

     (4)  noncash interest expense,

     (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

     (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

     (7) net costs associated with Hedging Obligations (including amortization of fees),

     (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary; provided that regular, scheduled dividends on the Trust Securities declared or paid prior to January 1, 2005, shall not be included, and

     (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary herein, any premium paid in connection with the repayment of Indebtedness of the Company in connection with the Transactions and interest on the Trust Securities paid on or prior to January 1, 2005 shall not be included in Consolidated Interest Expense.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of:

     (1)  Consolidated Indebtedness at such time to

     (2) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination;

provided, however, that:

          (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period,

          (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period,

          (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition, Investment or acquisition of assets occurred on the first day of such period, and

          (F) if since the beginning of such period, the Specified Subsidiary Group has been designated as Unrestricted Subsidiaries, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such designation occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and (i) shall comply, to the extent not inconsistent with the provisions of the Indenture, with the requirements of Rule 11-02 of Regulation S-X of the SEC and (ii) may include adjustments for operating expense reductions that would be permitted by such Rule.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

          (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

          (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) the net after tax effect of any extraordinary gain or loss (including all fees and expenses related to such extraordinary gain or loss) or of any impairment loss on or writedown of goodwill; and

     (6)  the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" and "--Limitations on Designating Subsidiaries as Unrestricted Subsidiaries" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

     (1) the par or stated value of all outstanding Capital Stock of the Company plus

     (2) paid-in capital or capital surplus relating to such Capital Stock plus

     (3)  any retained earnings or earned surplus less

          (A)  any accumulated deficit and

               (B)  any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreement" means the credit agreement dated as of February 24, 2004, among the Company, Bank One, NA and others, together with any guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of New Notes at the time outstanding).

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Customary Transition Agreement" means any agreement to which both (x) the Company or any of its Restricted Subsidiaries and (y) any Person that is part of the Specified Subsidiary Group (or any director or officer of any such Person) is a party, which is entered into in connection with the carve out, spin off or split off of the Specified Subsidiary Group from the Company, including any agreement that provides for the sale, transfer, disposition or allocation of assets and liabilities (including contingent and tax liabilities and including indemnification arrangements in connection therewith), the sale or disposition of capital stock of the Specified Subsidiary Group (including underwriting agreements), the provision of transition services (including administrative, tax, accounting and insurance services) or the licensing or leasing of property (such as intellectual property or real property); provided that:

     (1) the Specified Subsidiary Group is (or has been) designated as Unrestricted Subsidiaries as permitted by the covenant entitled "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries";

     (2) such agreements are customary in carve out, spin off or split off transactions; and

     (3) the terms of such agreements, taken as a whole, are fair to the Company and its Restricted Subsidiaries.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

     (3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the New Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the New Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "Change of Control" and "Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock."

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

     (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,


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


     (2)  Consolidated Interest Expense,

     (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

     (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles)),

     (5) payments made in connection with the Non-Competition and Consulting Agreement dated as of December 18, 2003, between the Company and Hugh Westbrook (the "Westbrook Agreement") in the amount of $25.0 million and transaction fees and expenses paid in connection with the Transactions,

     (6) any severance payments related to the acquisition of Vitas, not to exceed $14.5 million plus any related employment taxes and employee benefit charges,

     (7) dividends, distributions and payments not in excess of $2.8 million under the Closing Date Stock Award Plan, and

     (8) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries,

in each case for such period.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

       "Equity Offering" means a public or private offering of Capital Stock of the Company pursuant to an effective registration statement under the
Securities Act or pursuant to an exemption to the registration requirements under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the New Notes, in compliance with the terms of the Registration Rights Agreement.


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


     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of the Indenture, the Fair Market Value of property or assets which involve an aggregate amount in excess of $25.0 million shall be set forth in a resolution approved by the Board of Directors in good faith; provided that for property or assets, other than cash, Indebtedness or readily marketable securities, in an aggregate amount in excess of $50.0 million, Fair Market Value shall be determined in writing by a nationally recognized appraisal or investment banking firm.

     "Floating Rate Notes" means the Floating Rate Senior Secured Notes due 2010 of the Company issued under the Indenture dated as of February 24, 2004, between the Company, certain of its subsidiaries and Wells Fargo, N.A., as trustee, and any exchange notes issued under such indenture.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     (2) statements and pronouncements of the Financial Accounting Standards Board,

     (3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take- or-pay, or to maintain financial statement conditions or otherwise) or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);


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


provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" means the Person in whose name a New Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "Certain Covenants--Limitation of Indebtedness":

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock (other than Disqualified Stock) in the form of additional Capital Stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit securing obligations (other than obligations in clauses (1), (2), (4) or (5) hereof) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables or other obligations arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

     (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

     (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

          (A) the Fair Market Value of such asset at such date of determination and

          (B)  the amount of such Indebtedness of such other Persons;

     (8) all net obligations of such person in respect of Interest Rate Agreements or Currency Agreements; and

     (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Payment Date" has the meaning assigned to it under "Principal, Maturity and Interest."

     "Interest Period" means, for any Interest Payment Date, a period from and including the preceding Interest Payment Date to but excluding such Interest Payment Date, provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the August 15, 2004 Interest Payment Date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.


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


     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants--Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

          (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

     (1) all legal, accounting, investment, banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

     (2) all payments made on any Indebtedness other than Indebtedness under the indenture for the Floating Rate Notes and the Credit Agreement which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

     (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities under indemnification obligations associated with such Asset Disposition or any purchase price adjustments.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as guarantor or otherwise); and (c) as to which there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than assets or Capital Stock of Unrestricted Subsidiaries, provided however, that Indebtedness of an Unrestricted Subsidiary which consists of a Guarantee of Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, or a lien on property or stock of an Unrestricted Subsidiary that secures Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, shall be deemed to constitute Non-Recourse Debt as long as the Unrestricted Subsidiary does not have recourse against the Company or a Restricted Subsidiary under such Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any related, ancillary or complementary business.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

     (3)  Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with prudent practices and applicable law and not exceeding $2.0 million at any time outstanding;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock";

     (9) the Specified Subsidiary Group following any designation of the Specified Subsidiary Group as Unrestricted Subsidiaries pursuant to the covenant described under "Certain Covenants--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries";

     (10) any Person; provided, that the payment for such Investments consists solely of Capital Stock of the Company (other than Disqualified Stock);

     (11) any Person consisting of the licensing of intellectual property pursuant to joint ventures, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business;

     (12) a vendor or supplier consisting of loans or advances to such vendor or supplier in connection with any guarantees to the Company or any Restricted Subsidiary of supply by, or to fund the supply capacity of, such vendor or supplier, in any case not to exceed $2.0 million at any one time outstanding;

     (13) loans and other Investments in independent contractors and subcontractors of the Company or its Restricted Subsidiaries, not to exceed $4.0 million at any one time outstanding; or

     (14) any other Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause
          (14) outstanding on the date such Investment is made, do not exceed $5.0 million.

     "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (3) Liens for taxes, assessments or governmental charges or levies either not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (6) Liens securing Indebtedness permitted to be Incurred pursuant to clause (8) of the covenant described under "Certain Covenants-- Limitation on Indebtedness"; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred;

     (7) Liens to secure Indebtedness permitted pursuant to paragraph (a) or clauses (1), (3)(B), (9) or (13) of paragraph (b) of the covenant described under "Certain Covenants--Limitation on Indebtedness" and other Credit Agreement Obligations;

     (8)  Liens existing on the Closing Date;

     (9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

     (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

     (11) Liens securing obligations under Hedging Obligations so long as such obligations relate to Indebtedness permitted to be Incurred pursuant to the covenant described under "Certain Covenants--Limitation on Indebtedness" that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such obligations;

     (12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) or (10); provided, however, that:

          (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and

          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

               (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (6), (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture and

               (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings; and

     (13) Liens to secure Indebtedness permitted to be Incurred pursuant to the covenant described under "Certain Covenants - Limitation on Indebtedness" or other obligations in an aggregate principal amount which, when taken together with all other Indebtedness and obligations secured by Liens pursuant to this clause (13) and remaining outstanding, does not exceed $10.0 million at any time.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a New Note means the principal of the New Note plus the premium, if any, payable on the New Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness:

     (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed, and

     (2) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the property, including additions and improvements thereto;

     provided, however, that the Indebtedness is Incurred within 180 days after the acquisition, construction or lease of the property by the Company or Restricted Subsidiary.

     "Qualifying Subsidiary Stock Distribution" means a distribution by the Company to its shareholders of the Capital Stock of RRM (if RRM is the Specified Subsidiary) if after giving effect thereto (and to any transactions consummated in connection therewith) (x) at least 10% of such Capital Stock (calculated on a fully diluted basis) would be held by persons other than the Company, any Subsidiary of the Company, any director or officer of any of the foregoing or any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; and (y) the Company has designated, or would then be permitted to designate, the

Specified Subsidiary Group as Unrestricted Subsidiaries pursuant to the conditions set forth in the covenant described under "Certain Covenants-- Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries."

     "Qualifying Subsidiary Stock Sale" means a sale of Capital Stock of the Specified Subsidiary pursuant to an underwritten public offering or private sale, whether by means of a primary offering or a sale by the Company or any subsidiary thereof, after which at least 10% of such Capital Stock (calculated on a fully diluted basis) is held by persons other than the Company, a subsidiary of the Company, a director or officer of any of the foregoing or any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries. The exercise of an underwriter's overallotment option shall be construed as part of the same Qualifying Subsidiary Stock Sale with respect to which such option was granted.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

     (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced; and

     (4) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the New Notes, such Refinancing Indebtedness is contractually subordinated in right of payment to the New Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

          (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or

          (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 24, 2004, among the Company and the initial Holders, the initial holders of the Floating Rate Notes and certain other Persons.


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     "Restricted Subsidiary" means any Subsidiary of the Company other than an
Unrestricted Subsidiary.

     "RRM" means Roto-Rooter Management Company or any successor thereto by any merger or consolidation which is permitted under the Indenture ("RR Management") or, at the election of the Company (which shall be specified in writing to the Trustee) for purposes of the designation of the Specified Subsidiary, RRM shall mean any Subsidiary of the Company of which RR Management is a Wholly Owned Subsidiary and which owns no other assets other than assets incidental to the ownership of RR Management.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Indebtedness" of the Company or any Subsidiary means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Indebtedness of the Company or any Subsidiary, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the New Notes; provided, however, that Senior Indebtedness of the Company or any Subsidiary shall not include:

     (1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary to the Company or any other Subsidiary of the Company;

     (2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary, as applicable;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary, as applicable;

     (5)  any obligations with respect to any Capital Stock; or

     (6)  any Indebtedness Incurred in violation of the Indenture.


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     "Significant Subsidiary" means any Restricted Subsidiary that would be a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Specified Subsidiary" shall mean the Subsidiary of the Company that is designated as the Specified Subsidiary pursuant to the covenant described under "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries."

     "Specified Subsidiary Group" shall mean the Subsidiary of the Company that is designated as the Specified Subsidiary pursuant to the covenant described under "--Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries", together with all Subsidiaries of such Person.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Chemed Debentures" means the Convertible Junior Subordinated Debentures due 2030, issued by the Company pursuant to the indenture dated as of February 7, 2000, between the Company and Firstar Bank, National Association as trustee.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the New Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

     (1)  such Person,

     (2)  such Person and one or more Subsidiaries of such Person or

     (3)  one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital,


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


          surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") ; and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. {section}{section} 77aaa-77bbbb) as in effect on the Closing Date.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" means, collectively, the following transactions, which were consummated on or about the date of the closing of the offering of the Original Notes: (i) the consummation of the merger of Vitas with and into an indirect Wholly Owned Subsidiary of the Company pursuant to a merger agreement dated as of December 18, 2003, among the Company, Vitas and Marlin Merger Corp., (ii) the repayment of approximately $74.4 million of existing indebtedness of Vitas, plus accrued interest thereon, (iii) the repayment of approximately $29.4 million of existing indebtedness of the Company (including a $3.0 million make whole premium), plus accrued interest thereon, (iv) the assignment of the Westbrook Agreement by the Company to Vitas, the payment of $25.0 million by Vitas to Hugh A. Westbrook pursuant to the Westbrook Agreement and the performance of the other obligations under the Westbrook Agreement, (v) the consummation of the offering and sale of the Floating Rate Notes, New Notes and the Capital Stock of the Company and the execution and delivery of notes, indentures and other agreements in connection therewith,
(vi) the Company and certain of its Subsidiaries entering into the Credit Agreement and the borrowing on the Closing Date of $75.0 million thereunder
(vii) the issuance or deemed issuance of letters of credit under the Credit Agreement to replace or backstop, or the cash collateralization of, letters of credit issued for the account of the Company or any of its Subsidiaries or Vitas or any of its Subsidiaries, (viii) the cancelation of a warrant held by the


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


Company for shares of Vitas stock and (ix) the payment of fees and expenses in connection with the foregoing.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trust Securities" means the Chemed Preferred Securities, the Subordinated Chemed Debentures and the guarantee by the Company to the holders of the Chemed Preferred Securities of amounts payable thereunder.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided in the covenant described under "- Limitation on Designation of Subsidiaries as Unrestricted Subsidiaries" and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Vitas" means Vitas Healthcare Corporation or any successor thereto by any merger, consolidation or other transaction which is permitted hereunder.

     "VHC" means Vitas or, at the election of the Company (which shall be specified in writing to the Trustee) for purposes of the designation of the Specified Subsidiary, VHC means any Wholly Owned Subsidiary of the Company of which Vitas is a Subsidiary and which owns no other assets other than assets incidental to the ownership of Vitas.

     "VNF" means Vitas of North Florida, Inc. a Florida not-for-profit corporation and a Wholly Owned Subsidiary of Vitas.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Westbrook Agreement" has the meaning assigned to such term in the definition of "EBITDA."

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiaries' business) is owned by the Company or another Wholly Owned Subsidiary.


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                    EXCHANGE OFFER AND REGISTRATION RIGHTS

     We entered into a registration rights agreement relating in connection with the issuance of the Original Notes. The following description is meant to be only a summary of certain provisions of the registration rights agreement. It does not restate the terms of the registration rights agreement in its entirety.

EXCHANGE OFFER AND REGISTRATION RIGHTS RELATING TO THE ORIGINAL NOTES

     Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the Original Notes, that we would use our reasonable best efforts, at our cost, to (i) file with the SEC on or prior to 90 days after the date of issuance of the Original Notes a registration statement on Form S-3 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement"), and if not, on an appropriate form, relating to a registered exchange offer for the Original Notes (such offer the "Exchange Offer") under the Securities Act, (ii) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of issuance of the Original Notes and (iii) use our reasonable best efforts to complete the Exchange Offer by the earlier of 210 days after the date of issuance of the Original Notes and 60 days after the Exchange Offer Registration Statement is declared effective. We agreed to offer to the holders of the Original Notes the opportunity to exchange their Original Notes for a new series of notes (the "Exchange Notes") that are identical in all material respects to such Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest) and that would be registered under the Securities Act. We agreed to keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes.

     With regard to the Original Notes, if (i) because of any change in law or applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the Exchange Offer as contemplated hereby, (ii) the Exchange Offer is not consummated within 210 days of the issuance of the Original Notes, or (iii) any holder of Original Notes (other than holders who are broker-dealers electing to exchange Original Notes, acquired for its own account as a result of market-making activities or other trading activities, for applicable Exchange Notes (an "Exchanging Dealer")) is not eligible to participate in the Exchange Offer or, (iv) in the case of any holder of Original Notes (other than an Exchanging Dealer) that participates in the Exchange Offer, and such holder does not receive freely tradable Exchange Notes on the date of the exchange, then we agreed to file with the SEC at our expense a shelf registration statement to cover resales of the Original Notes and/or Exchange Notes that are not freely tradable by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement (the "Notes Shelf Registration Statement").

     We agreed to use our reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Notes Shelf Registration Statement declared effective by the SEC within 180 days after the date of the issuance of the Original Notes. Unless the Exchange Offer would not be permitted by a policy of the SEC, we agreed to commence the Exchange Offer and will use our reasonable best efforts to consummate the Exchange Offer as promptly as practicable within 210 days after the date of issuance of the Original Notes. If applicable, we will use our reasonable best efforts to keep the Notes Shelf Registration Statement continuously effective for a period of two years from the date of its effectiveness or such shorter period of time that will terminate when all Original Notes covered by the Notes Shelf Registration Statement (i) have


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


been sold pursuant thereto or (ii) are no longer restricted securities under Rule 144 of the Securities Act, or any successor rule thereof.

     If (i) the Exchange Offer Registration Statement is not filed with the SEC within 90 days after the date of the issuance of the Original Notes, (ii) the Exchange Offer is not commenced or the Notes Shelf Registration Statement is not filed within 180 days after the date of the issuance of the Original Notes, (iii) the Exchange Offer is not consummated or the Notes Shelf Registration Statement is not declared effective within 210 days after the date of the issuance of the Original Notes or (iv) after either the Exchange Offer Registration Statement or the Notes Shelf Registration Statement is declared effective, (a) such registration statement thereafter ceases to be effective without being succeeded immediately by an additional registration statement filed and declared effective by the SEC or (b) such registration statement or the related prospectus ceases to be usable (subject to certain exceptions in the case of the preceding clause (b)) (each such event referred to in clauses (i) through (iv), a "Notes Registration Default"), we will be obligated to pay additional interest to each holder of the Original Notes, with respect to the first 90-day period immediately following the first Notes Registration Default, in an amount equal to 0.25% per annum of the principal amount of Original Notes held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Notes Registration Defaults have been cured, up to a maximum of 1.0% per annum. All additional interest will be paid to holders in the same manner as interest payments on the Original Notes on semi-annual or quarterly payment dates which correspond to interest payment dates for the Original Notes. Following the cure of all Notes Registration Defaults, the accrual of additional interest will cease. We believe the likelihood that we will pay additional interest upon a Registration Default is remote or incidental (within the meaning of the applicable U.S. Treasury regulations). We therefore believe that the possible payment of additional interest will not cause the Original Notes to be treated as having been issued with original issue discount for U.S. federal income tax purposes and that a holder will be required to treat the gross amount of any additional interest as ordinary interest income at the time such amount is received or accrued in accordance with such holder's method of accounting for U.S. federal income tax purposes.

     The registration rights agreement also provides that we will make available for a period of 90 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes. Holders of Original Notes will be required to suspend their use of the prospectus included in the Notes Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

     Each holder of Original Notes who wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any such Exchange Notes to be received by it will be acquired in the ordinary course of its business;
(ii) it has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and (iii) it is not our "affiliate" (as defined in Rule 405 under the Securities Act), or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Holders of Original Notes or Exchange Notes that are not freely tradable will also be required to deliver information to be used in connection with any Notes Shelf Registration Statement within certain time periods in order to have such Original Notes or Exchange Notes included in the Notes Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells such Original Notes or Exchange Notes pursuant to the Notes Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

     Original Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indentures governing the Original Notes and, for a period of two years after their issue date, to certain transfer restrictions.


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


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion is a summary of certain U.S. Federal income tax consequences of the exchange offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

     An exchange of Original Notes for New Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. Federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for New Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

     The foregoing discussion of certain U.S. Federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the expiration date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Original Notes) other than commissions of concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


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                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

     Except as provided below, the New Notes will be represented by one or more fully registered global securities, in denominations of $1,000 and any integral multiple thereof which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., or "Cede,'' the nominee of DTC. Beneficial interests in the global securities will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Unless and until physical New Notes in definitive, fully registered form, or "Definitive Notes," are issued under the limited circumstances described below, all references in this prospectus to actions by holders of New Notes will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to holders of New Notes will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the New Notes, or to DTC participants for distribution to holders of New Notes in accordance with DTC procedures. The general DTC rules applicable to its participants are on file with the SEC. More information on DTC is available at http://www.dtcc.com.

     Except in the limited circumstances described below, owners of beneficial interests in global securities will not be entitled to receive physical delivery of Definitive Notes. The New Notes will not be issuable in bearer form.

     DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation'' within the meaning of the New York Uniform Commercial Code and "clearing agency'' registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation'' is defined as:

     o a person that is registered as a "clearing agency'' under the federal securities laws;

     o    a federal reserve bank; or

     o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority. A "clearing agency'' is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among DTC participants through electronic book-entry transfers between the accounts of DTC participants. The ability to execute transactions through book-entry transfers in accounts eliminates the need for transfer of physical certificates. DTC participants include both U.S. and foreign securities brokers and dealers, banks, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. and certain clearing corporations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the New Notes among DTC participants and to receive and transmit distributions of principal, premium, if any, and interest with respect to the New Notes. DTC participants and indirect DTC participants with which holders of New Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Holders of New Notes that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the New Notes may do so only through DTC participants and indirect DTC participants. In addition, holders of New Notes will receive all distributions of principal, premium, if any, and interest from us through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, holders of New Notes may experience some delay in their receipt of payments because we will forward payments with respect to the New Notes to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the New Notes in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the New Notes, as shown on the records of DTC or Cede. We also expect that DTC participants will forward payments to indirect DTC participants or holders of New Notes, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to holders of New Notes. Accordingly, although holders of New Notes will not possess physical certificates representing the New Notes, DTC's rules provide a mechanism for holders of New Notes to receive payments on the New Notes and to be able to transfer their interests.

     Unless and until Definitive Notes are issued under the limited circumstances described below, the only physical holder of a New Note will be Cede, as nominee of DTC. Holders of New Notes will not be recognized by us as registered owners of New Notes under the indentures governing the New Notes. Holders of New Notes will be permitted to exercise the rights under the indentures governing the New Notes only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of New Notes under the indentures governing the New Notes only at the direction of one or more DTC participants to whose accounts with DTC the New Notes are credited. Additionally, DTC has advised us that in the event any action requires approval by holders of New Notes of a certain percentage of ownership of the New Notes, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to holders of New Notes in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the global securities.

     The ability of a holder of New Notes to pledge the New Notes to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such New Notes, may be limited due to the lack of a physical certificate to evidence ownership of the New Notes and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     We will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the New Notes held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

DEFINITIVE NOTES

     Definitive Notes will be issued in paper form to holders of New Notes or their nominees, rather than to DTC or its nominee, only if we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the New Notes and we or the trustee are unable to locate a qualified successor within 90 days of receipt of such notice.

     If Definitive Notes are to be issued by us under the paragraph immediately above, we will notify all holders of New Notes through DTC of the availability of Definitive Notes. Upon surrender by DTC of the global securities and receipt of instructions for re-registration, we will reissue the New Notes as Definitive Notes to holders of Notes.

     After Definitive Notes are issued, we or a paying agent will make distributions of principal, premium, if any, and interest with respect to New Notes directly to holders in whose names the New Notes were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a New Note, we or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by us. We or a paying agent will make the final payment with respect to any New Note only upon presentation and surrender of the applicable New Note at the office or agency specified in the notice of final distribution to holders of New Notes.

                                 LEGAL MATTERS

     Certain legal matters in connection with the New Notes offered hereby will be passed upon for us by Naomi C. Dallob, Esq., our Vice President and Secretary.


                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Vitas as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, incorporated by reference from our Form 8-K/A filed on February 23, 2004 with the SEC, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon included therein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 $150,000,000

                         8 3/4% SENIOR NOTES DUE 2011

                              CHEMED CORPORATION
                         (FORMERLY ROTO-ROOTER, INC.)

                               OFFER TO EXCHANGE

              UP TO $150,000,000 PRINCIPAL AMOUNT OUTSTANDING OF
                         8 3/4% SENIOR NOTES DUE 2011

                                      FOR

          A LIKE PRINCIPAL AMOUNT OF NEW 8 3/4% SENIOR NOTES DUE 2011 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


                               ________________

                                  PROSPECTUS

                               ________________

                                   [ ], 2004



     Until [ ], 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

     The certificate of incorporation and by-laws, as amended, of Chemed Corporation provide that Chemed Corporation indemnifies its officers and directors to the maximum extent allowed by Delaware law.

       Furthermore, Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Chemed Corporation eliminates such personal liability of its directors under such terms.

     Chemed Corporation maintains liability insurance covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

3.1           Certificate of Incorporation of Chemed Corporation                       Form S-3                4.1
                                                                                       Reg. No. 33-44177

3.2           Certificate of Amendment to Certificate of Incorporation                 Form S-8                E-1
                                                                                       Reg. No. 333- 109104
                                                                                       9/25/03

3.3           Certificate of Amendment to Certificate of Incorporation                 *

3.4           By-Laws of Chemed Corporation                                            Form 10-K               2
                                                                                       3/28/89

4.4           Indenture, dated as of February 24, 2004, between Roto-Rooter, Inc.
              and LaSalle Bank National Association                                    Form 10-K               4.4
                                                                                       3/12/04

4.5           Indenture, dated as of February 24, 2004, among Roto-Rooter, Inc.,       Form 10-K               4.5
              the subsidiary guarantors listed on Schedule I thereto and Wells         3/12/04
              Fargo Bank, N.A.

4.6           Form of 8 3/4 Senior Note due 2011 (included in Exhibit 4.4)

5             Opinion of Naomi C. Dallob, Esq.                                         *

10.1          Agreement and Plan of Merger among Diversey U.S. Holdings, Inc.,         Form 8-K                1
              D.C. Acquisition Inc., Chemed Corporation and DuBois Chemicals,          3/11/91
              Inc., dated as of February 25, 1991

10.2          Stock Purchase Agreement between Omnicare, Inc. and Chemed               Form 10-K               5
              Corporation dated as of August 5, 1992                                   3/25/93

10.3          Agreement and Plan of Merger among National Sanitary Supply              Form 8-K                1
              Company, Unisource Worldwide, Inc. and TFBD, Inc.                        10/13/97

10.4          Stock Purchase Agreement dated as of May 8, 2002 by and between          Form 8-K                2.1
              PCI Holding Corp. and Chemed                                             10/11/02


                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
              Corporation

10.5          Amendment No. 1 to Stock Purchase Agreement dated as of October 11,      Form 8-K                2.2.
              2002 by and among PCI Holding Corp., PCI-A Holding Corp. and             10/11/02
              Chemed Corporation

10.6          Senior Subordinated Promissory Note dated as of October 11, 2002 by      Form 8-K                2.3
              and among PCI Holding Corp. and Chemed Corporation                       10/11/02

10.7          Common Stock Purchase Warrant dated as of October 11, 2002 by and        Form 8-K                2.4
              between PCI Holding Corp. and Chemed Corporation                         10/11/02

10.8          1986 Stock Incentive Plan, as amended through May 20, 1991               Form 10-K               9
                                                                                       3/27/92, **

10.9          1986 Stock Incentive Plan, as amended through May 20, 1991               Form 10-K               10
                                                                                       3/27/92, **

10.10         1993 Stock Incentive Plan                                                Form 10-K               10.8
                                                                                       3/29/94, **

10.11         1995 Stock Incentive Plan                                                Form 10-K               10.14
                                                                                       3/28/96, **

10.12         1997 Stock Incentive Plan                                                Form 10-K               10.10
                                                                                       3/27/98, **

10.13         1999 Stock Incentive Plan                                                Form 10-K               10.11
                                                                                       3/29/00, **

10.14         1999 Long-Term Employee Incentive Plan as amended through May 20,        Form 10-K               10.16
              2002                                                                     3/28/03, **

10.15         2002 Stock Incentive Plan                                                Form 10-K               10.17
                                                                                       3/28/03, **

10.16         2002 Executive Long-Term Incentive Plan                                  Form 10-K               10.18
                                                                                       3/28/03, **

10.17         Employment Contracts with Executives                                     Form 10-K               10.12
                                                                                       3/28/89, **

10.18         Amendment to Employment Agreements with Kevin J. McNamara, Thomas        Form 10-K               10.20
              C. Hutton and Sandra E.                                                  3/28/03, **



                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
              Laney dated August 7, 2002

10.19         Amendment to Employment Agreements with Timothy S. O'Toole and           Form 10-K               10.21
              Arthur V. Tucker dated August 7, 2002                                    3/28/03, **

10.20         Amendment to Employment Agreement with Spencer S. Lee dated              Form 10-K               10.20
              May 19, 2003                                                             3/12/04, **

10.21         Amendment to Employment Agreement with Executives dated                  Form 10-K               10.16
              January 1, 2002                                                          3/28/02, **

10.22         Consulting Agreement between Timothy S. O'Toole and PCI Holding          Form 10-K               10.26
              Corp. effective October 11, 2002                                         3/28/03, **

10.23         Amendment No. 16 to Employment Agreement with Sandra E. Laney            Form 10-K               10.27
              dated March 1, 2003                                                      3/28/03, **

10.24         Excess Benefits Plan, as restated and amended, effective                 Form 10-K               10.24
              June 1, 2001                                                             3/12/03, **

10.25         Amendment No. 1 to Excess Benefits Plan, effective July 1, 2002          Form 10-K               10.27
                                                                                       3/12/03, **

10.26         Amendment No. 2 to Excess Benefits Plan, effective                       Form 10-K               10.26
              November 7, 2003                                                         3/12/03, **

10.27         Non-Employee Directors' Deferred Compensation Plan                       Form 10-K               10.10
                                                                                       3/24/88, **

10.28         Chemed/Roto-Rooter Savings & Retirement Plan, effective                  Form 10-K               10.25
              January 1, 1999                                                          3/25/99, **

10.29         First Amendment to Chemed/Roto-Rooter Savings & Retirement Plan          Form 10-K               10.22
              effective September 6, 2000                                              3/28/02, **

10.30         Second Amendment to Chemed/Roto-Rooter Savings & Retirement Plan         Form 10-K               10.23
              effective January 1, 2001                                                3/28/02, **

10.31         Third Amendment to Chemed/Roto-Rooter Savings & Retirement Plan          Form 10-K               10.24
              effective December 12, 2001                                              3/28/02, **



                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.32         Stock Purchase Plan by and among Banta Corporation, Chemed               Form 8-K                10.21
              Corporation and OCR Holding Company                                      10/13/97 **

10.33         Directors Emeriti Plan                                                   Form 10-Q               10.11
                                                                                       5/12/88, **

10.34         Second Amendment to Split Dollar Agreement with Executives               Form 10-K               10.26
                                                                                       3/29/00, **

10.35         Split Dollar Agreement with Sandra E. Laney                              Form 10-K               10.27
                                                                                       3/25/99, **

10.37         Split Dollar Agreement with Edward L. Hutton                             Form 10-K               10.16
                                                                                       3/28/96, **

10.38         Split Dollar Agreement with Spencer S. Lee                               Form 10-K               10.33
                                                                                       3/29/00, **

10.39         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.40
              Plan with Edward L. Hutton                                               3/28/01, **

10.40         Promissory Note under the Executive Stock Purchase Plan with             Form 10-K               10.41
              Kevin J. McNamara                                                        3/28/01, **

10.41         Schedule to Promissory Note under the Executive Stock Purchase           Form 10-K               10.41
              Plan with Edward L. Hutton                                               3/12/04, **

10.42         Schedule to Promissory Note under the Executive Stock Purchase           Form 10-K               10.42
              Plan with Kevin J. McNamara                                              3/12/04, **

10.43         Roto-Rooter Deferred Compensation Plan No. 1, as amended                 Form 10-K               10.37
              January 1, 1998                                                          3/28/01, **

10.44         Roto-Rooter Deferred Compensation Plan No. 2                             Form 10-K               10.38
                                                                                       3/28/01, **

10.45         Agreement and Plan of Merger, dated as of December 18, 2003,             Form 8-K                99.2
              among Roto-Rooter, Inc., Marlin Merger Corp. and Vitas Healthcare        12/19/03
              Corporation

10.46         Credit Agreement, dated as of February 24, 2004, among                   Form 10-K               10.46
              Roto-Rooter, Inc., the lenders from time to                              3/12/04





                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

              time parties thereto and Bank One, NA, as Administrative Agent.

10.47         Pledge and Security Agreement, dated as of February 24, 2004,            From 10-K               10.47
              among Roto-Rooter, Inc., the subsidiaries of Roto-Rooter, Inc.           3/12/04
              listed on the signature pages thereto and Bank One, NA, as
              Collateral Agent.

10.48         Guaranty Agreement, dated as of February 24, 2004, among the             From 10-K               10.48
              subsidiaries of Roto-Rooter, Inc. listed on the signature pages          3/12/04
              thereto and Bank One, NA, as Administrative Agent.

12            Computation of Ratios of Earnings to Fixed Charges                       *

13            2003 Annual Report to Stockholders                                       Form 10-K               13
                                                                                       3/12/04

21            Subsidiaries of Chemed Corporation                                       Form 10-K               21
                                                                                       3/12/04

23.1          Consent of Pricewaterhouse Coopers LLP, Independent Accountants          *

23.2          Consent of Ernst & Young LLP, Independent Auditors                       *

23.3          Consent of Counsel (included in Exhibit 5)                               *

24            Power of Attorney                                                        *

25            Statement of Eligibility of Trustee on Form T-1                          *

99.1          Form of Letter of Transmittal                                            *

99.2          Form of Notice of Guaranteed Delivery                                    *

99.3          Form of Letter to Clients                                                *

99.4          Form of Letter to Broker, Dealers and Other Nominees                     *

______________
*   Filed herewith.
**  Management contract or compensatory plan or arrangement.

ITEM 22.  UNDERTAKINGS

     Chemed Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Chemed Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day or receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     11-7

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 20, 2004.

                                    CHEMED CORPORATION

                                    By:    /s/ Kevin J. McNamara
                                          -------------------------------------
                                          Name:  Kevin J. McNamara
                                          Title: President, Chief Executive
                                                 Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 20, 2004 by the following persons in the capacities indicated.


              SIGNATURE                                               TITLE

              /s/ Kevin J. McNamara          President, Chief Executive Officer
              -----------------------------  and Director (principal executive officer)
                  Kevin J. McNamara

              /s/ David P. Williams          Vice President and Chief Financial
              -----------------------------  Officer (principal financial officer)
                  David P. Williams

              /s/ Arthur V. Tucker, Jr.      Vice President and Controller (principal
              -----------------------------  accounting officer)
                  Arthur V. Tucker, Jr.

                         *                   Director
              -----------------------------
                  Edward L. Hutton


              -----------------------------  Director
                  Charles H. Erhart, Jr.

                         *
              -----------------------------  Director
                  Joel F. Gemunder

                         *
              -----------------------------  Director
                  Thomas C. Hutton

                         *
              -----------------------------  Director
                  Sandra E. Laney

                         *
              -----------------------------  Director
                  Timothy S. O'Toole

                         *
              -----------------------------  Director
                  Donald E. Saunders

                         *
              -----------------------------  Director
                  George J. Walsh III

                         *
              -----------------------------  Director
                  Frank E. Wood


*By:          /s/ Naomi C. Dallob
              ----------------------------
                 Naomi C. Dallob
                 Attorney-in-Fact

                                 EXHIBITS

                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

3.1           Certificate of Incorporation of Chemed Corporation                       Form S-3                4.1
                                                                                       Reg. No. 33-44177

3.2           Certificate of Amendment to Certificate of Incorporation                 Form S-8                E-1
                                                                                       Reg. No. 333- 109104
                                                                                       9/25/03

3.3           Certificate of Amendment to Certificate of Incorporation                 *

3.4           By-Laws of Chemed Corporation                                            Form 10-K               2
                                                                                       3/28/89

4.4           Indenture, dated as of February 24, 2004, between Roto-Rooter, Inc.
              and LaSalle Bank National Association                                    Form 10-K               4.4
                                                                                       3/12/04

4.5           Indenture, dated as of February 24, 2004, among Roto-Rooter, Inc.,       Form 10-K               4.5
              the subsidiary guarantors listed on Schedule I thereto and Wells         3/12/04
              Fargo Bank, N.A.

4.6           Form of 8 3/4 Senior Note due 2011 (included in Exhibit 4.4)

5             Opinion of Naomi C. Dallob, Esq.                                         *

10.1          Agreement and Plan of Merger among Diversey U.S. Holdings, Inc.,         Form 8-K                1
              D.C. Acquisition Inc., Chemed Corporation and DuBois Chemicals,          3/11/91
              Inc., dated as of February 25, 1991

10.2          Stock Purchase Agreement between Omnicare, Inc. and Chemed               Form 10-K               5
              Corporation dated as of August 5, 1992                                   3/25/93

10.3          Agreement and Plan of Merger among National Sanitary Supply              Form 8-K                1
              Company, Unisource Worldwide, Inc. and TFBD, Inc.                        10/13/97

10.4          Stock Purchase Agreement dated as of May 8, 2002 by and between          Form 8-K                2.1
              PCI Holding Corp. and Chemed                                             10/11/02


                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
              Corporation

10.5          Amendment No. 1 to Stock Purchase Agreement dated as of October 11,      Form 8-K                2.2.
              2002 by and among PCI Holding Corp., PCI-A Holding Corp. and             10/11/02
              Chemed Corporation

10.6          Senior Subordinated Promissory Note dated as of October 11, 2002 by      Form 8-K                2.3
              and among PCI Holding Corp. and Chemed Corporation                       10/11/02

10.7          Common Stock Purchase Warrant dated as of October 11, 2002 by and        Form 8-K                2.4
              between PCI Holding Corp. and Chemed Corporation                         10/11/02

10.8          1986 Stock Incentive Plan, as amended through May 20, 1991               Form 10-K               9
                                                                                       3/27/92, **

10.9          1986 Stock Incentive Plan, as amended through May 20, 1991               Form 10-K               10
                                                                                       3/27/92, **

10.10         1993 Stock Incentive Plan                                                Form 10-K               10.8
                                                                                       3/29/94, **

10.11         1995 Stock Incentive Plan                                                Form 10-K               10.14
                                                                                       3/28/96, **

10.12         1997 Stock Incentive Plan                                                Form 10-K               10.10
                                                                                       3/27/98, **

10.13         1999 Stock Incentive Plan                                                Form 10-K               10.11
                                                                                       3/29/00, **

10.14         1999 Long-Term Employee Incentive Plan as amended through May 20,        Form 10-K               10.16
              2002                                                                     3/28/03, **

10.15         2002 Stock Incentive Plan                                                Form 10-K               10.17
                                                                                       3/28/03, **

10.16         2002 Executive Long-Term Incentive Plan                                  Form 10-K               10.18
                                                                                       3/28/03, **

10.17         Employment Contracts with Executives                                     Form 10-K               10.12
                                                                                       3/28/89, **

10.18         Amendment to Employment Agreements with Kevin J. McNamara, Thomas        Form 10-K               10.20
              C. Hutton and Sandra E.                                                  3/28/03, **



                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------
              Laney dated August 7, 2002

10.19         Amendment to Employment Agreements with Timothy S. O'Toole and           Form 10-K               10.21
              Arthur V. Tucker dated August 7, 2002                                    3/28/03, **

10.20         Amendment to Employment Agreement with Spencer S. Lee dated              Form 10-K               10.20
              May 19, 2003                                                             3/12/04, **

10.21         Amendment to Employment Agreement with Executives dated                  Form 10-K               10.16
              January 1, 2002                                                          3/28/02, **

10.22         Consulting Agreement between Timothy S. O'Toole and PCI Holding          Form 10-K               10.26
              Corp. effective October 11, 2002                                         3/28/03, **

10.23         Amendment No. 16 to Employment Agreement with Sandra E. Laney            Form 10-K               10.27
              dated March 1, 2003                                                      3/28/03, **

10.24         Excess Benefits Plan, as restated and amended, effective                 Form 10-K               10.24
              June 1, 2001                                                             3/12/03, **

10.25         Amendment No. 1 to Excess Benefits Plan, effective July 1, 2002          Form 10-K               10.27
                                                                                       3/12/03, **

10.26         Amendment No. 2 to Excess Benefits Plan, effective                       Form 10-K               10.26
              November 7, 2003                                                         3/12/03, **

10.27         Non-Employee Directors' Deferred Compensation Plan                       Form 10-K               10.10
                                                                                       3/24/88, **

10.28         Chemed/Roto-Rooter Savings & Retirement Plan, effective                  Form 10-K               10.25
              January 1, 1999                                                          3/25/99, **

10.29         First Amendment to Chemed/Roto-Rooter Savings & Retirement Plan          Form 10-K               10.22
              effective September 6, 2000                                              3/28/02, **

10.30         Second Amendment to Chemed/Roto-Rooter Savings & Retirement Plan         Form 10-K               10.23
              effective January 1, 2001                                                3/28/02, **

10.31         Third Amendment to Chemed/Roto-Rooter Savings & Retirement Plan          Form 10-K               10.24
              effective December 12, 2001                                              3/28/02, **


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
                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

10.32         Stock Purchase Plan by and among Banta Corporation, Chemed               Form 8-K                10.21
              Corporation and OCR Holding Company                                      10/13/97 **

10.33         Directors Emeriti Plan                                                   Form 10-Q               10.11
                                                                                       5/12/88, **

10.34         Second Amendment to Split Dollar Agreement with Executives               Form 10-K               10.26
                                                                                       3/29/00, **

10.35         Split Dollar Agreement with Sandra E. Laney                              Form 10-K               10.27
                                                                                       3/25/99, **

10.37         Split Dollar Agreement with Edward L. Hutton                             Form 10-K               10.16
                                                                                       3/28/96, **

10.38         Split Dollar Agreement with Spencer S. Lee                               Form 10-K               10.33
                                                                                       3/29/00, **

10.39         Promissory Note under the Executive Stock Purchase                       Form 10-K               10.40
              Plan with Edward L. Hutton                                               3/28/01, **

10.40         Promissory Note under the Executive Stock Purchase Plan with             Form 10-K               10.41
              Kevin J. McNamara                                                        3/28/01, **

10.41         Schedule to Promissory Note under the Executive Stock Purchase           Form 10-K               10.41
              Plan with Edward L. Hutton                                               3/12/04, **

10.42         Schedule to Promissory Note under the Executive Stock Purchase           Form 10-K               10.42
              Plan with Kevin J. McNamara                                              3/12/04, **

10.43         Roto-Rooter Deferred Compensation Plan No. 1, as amended                 Form 10-K               10.37
              January 1, 1998                                                          3/28/01, **

10.44         Roto-Rooter Deferred Compensation Plan No. 2                             Form 10-K               10.38
                                                                                       3/28/01, **

10.45         Agreement and Plan of Merger, dated as of December 18, 2003,             Form 8-K                99.2
              among Roto-Rooter, Inc., Marlin Merger Corp. and Vitas Healthcare        12/19/03
              Corporation

10.46         Credit Agreement, dated as of February 24, 2004, among                   Form 10-K               10.46
              Roto-Rooter, Inc., the lenders from time to                              3/12/04




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
                                                                                                     Page Number
                                                                                                          or
                                                                                              Incorporation by Reference
                                                                                       ------------------------------------------
Exhibit                                                                                File No. and            Previous
Number        Exhibit Description                                                      Filing Date             Exhibit No.
--------      --------------------------------------------------------------------     ------------------      ------------------

              time parties thereto and Bank One, NA, as Administrative Agent.

10.47         Pledge and Security Agreement, dated as of February 24, 2004,            From 10-K               10.47
              among Roto-Rooter, Inc., the subsidiaries of Roto-Rooter, Inc.           3/12/04
              listed on the signature pages thereto and Bank One, NA, as
              Collateral Agent.

10.48         Guaranty Agreement, dated as of February 24, 2004, among the             From 10-K               10.48
              subsidiaries of Roto-Rooter, Inc. listed on the signature pages          3/12/04
              thereto and Bank One, NA, as Administrative Agent.

12            Computation of Ratios of Earnings to Fixed Charges                       *

13            2003 Annual Report to Stockholders                                       Form 10-K               13
                                                                                       3/12/04

21            Subsidiaries of Chemed Corporation                                       Form 10-K               21
                                                                                       3/12/04

23.1          Consent of Pricewaterhouse Coopers LLP, Independent Accountants          *

23.2          Consent of Ernst & Young LLP, Independent Auditors                       *

23.3          Consent of Counsel (included in Exhibit 5)                               *

24            Power of Attorney                                                        *

25            Statement of Eligibility of Trustee on Form T-1                          *

99.1          Form of Letter of Transmittal                                            *

99.2          Form of Notice of Guaranteed Delivery                                    *

99.3          Form of Letter to Clients                                                *

99.4          Form of Letter to Broker, Dealers and Other Nominees                     *
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______________
*   Filed herewith.
**  Management contract or compensatory plan or arrangement.